                                                                     EXHIBIT 2.1






                          AGREEMENT AND PLAN OF MERGER



                                     Among



                        REPUBLIC AUTOMOTIVE PARTS, INC.

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                                      and


                                KAI MERGER, INC.


                         Dated as of February 17, 1998

                               TABLE OF CONTENTS
                               -----------------

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RECITALS..........................................................................   1

ARTICLE I

     The Merger; Closing; Effective Time..........................................   2
     1.1  The Merger..............................................................   2
     1.2  Closing.................................................................   3
     1.3  Effective Time..........................................................   3

ARTICLE II

     Certificate of Incorporation and By-Laws of the Surviving Corporation........   4
     2.1  The Certificate of Incorporation........................................   4
     2.2  The By-Laws.............................................................   4

ARTICLE III

     Officers, Directors and Management...........................................   4
     3.1  Directors of Surviving Corporation......................................   4
     3.2  Officers of Surviving Corporation.......................................   5

ARTICLE IV

     Effect of the Merger on Capital Stock;
     Exchange of Certificates.....................................................   5
     4.1  Effect on Capital Stock.................................................   5
          (a)  Merger Consideration...............................................   5
          (b)  Cancellation of Shares.............................................   6
          (c)  Merger Sub.........................................................   6
     4.2  Exchange of Certificates for Shares.....................................   6
          (a)  Exchange Procedures................................................   7
          (b)  Voting.............................................................   8
          (c)  Transfers..........................................................   9
          (d)  Fractional Shares..................................................   9
          (e)  Termination of Exchange Period; Unclaimed Stock....................   9
          (f)  Lost, Stolen or Destroyed Certificates.............................  10
          (g)  Affiliates.........................................................  10
     4.3  Adjustments to Prevent Dilution.........................................  10
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                                       i
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ARTICLE V

     Representations and Warranties...............................................  11
     5.1  Representations and Warranties of the Company, Keystone and Merger Sub..  11
          (a)  Organization, Good Standing and Qualification......................  12
          (b)  Governmental Filings; No Violations................................  13
          (c)  Reports; Financial Statements......................................  14
          (d)  Absence of Certain Changes.........................................  15
          (e)  Litigation and Liabilities.........................................  16
          (f)  Accounting and Tax Matters.........................................  17
          (g)  Taxes..............................................................  17
          (h)  Compliance with Laws...............................................  19
     5.2  Representations and Warranties of the Company...........................  20
          (a)  Capital Structure..................................................  20
          (b)  Corporate Authority; Approval and Fairness.........................  22
          (c)  Employee Benefits..................................................  23
          (d)  Takeover Statutes..................................................  25
          (e)  Environmental Matters..............................................  26
          (f)  Labor Matters......................................................  27
          (g)  Brokers and Finders................................................  28
          (h)  Intellectual Property..............................................  28
          (i)  Rights Agreement...................................................  29
     5.3  Representations and Warranties of Keystone and Merger Sub...............  29
          (a)  Capital Structure..................................................  29
          (b)  Corporate Authority; Approval and Fairness.........................  31
          (c)  Employee Benefits..................................................  32
          (d)  Environmental Matters..............................................  34
          (e)  Labor Matters......................................................  35
          (f)  Intellectual Property..............................................  35
          (g)  Brokers and Finders................................................  36

ARTICLE VI

     Covenants....................................................................  38
     6.1  Interim Operations......................................................  38
     6.2. Acquisition Proposals...................................................  42
     6.3  Information Supplied....................................................  44
     6.4  Shareholders Meeting....................................................  45
     6.5  Filings; Other Actions; Notification....................................  45
     6.6  Access; Consultation....................................................  48
     6.7  Affiliates..............................................................  49
     6.8  National Market Listing and De-listing..................................  50
     6.9  Publicity...............................................................  51
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                                      ii
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     6.10 Benefits................................................................  51
          (a)  Stock Options......................................................  51
          (b)  Employee Benefits..................................................  52
     6.11 Expenses................................................................  53
     6.12 Indemnification; Directors, and Officers, Insurance.....................  53
     6.13 Takeover Statute........................................................  56
     6.14 Confidentiality.........................................................  56
     6.15 Transfer Taxes..........................................................  56
     6.16 Tax Status..............................................................  56

ARTICLE VII

     Conditions...................................................................  57
     7.1  Conditions to Each Party's Obligation to Effect the Merger..............  57
          (a)  Shareholder Approval...............................................  57
          (b)  National Market Listing............................................  57
          (c)  Governmental Consents..............................................  58
          (d)  Laws and orders....................................................  58
          (e)  S-4................................................................  58
     7.2  Conditions to Obligations of Keystone and Merger Sub....................  58
          (a)  Representations and Warranties.....................................  59
          (b)  Performance of Obligations Company.................................  59
          (c)  Dissenting Keystone Shares.........................................  59
          (d)  Consent of Lender..................................................  59
          (e)  Fairness Opinion...................................................  60
          (f)  Legal Opinion......................................................  60
     7.3  Conditions to Obligation of the Company.................................  60
          (a)  Representations and Warranties.....................................  60
          (b)  Performance of Obligations of Keystone and Merger Sub..............  61
          (c)  Dissenting Keystone Shares.........................................  61
          (d)  Fairness Opinion...................................................  61
          (e)  Legal Opinion......................................................  60

ARTICLE VIII

     Termination..................................................................  61
     8.1  Termination by Mutual Consent...........................................  61
     8.2  Termination by Either Keystone or the Company...........................  62
     8.3  Termination by the Company..............................................  62
     8.4  Termination by Keystone.................................................  64
     8.5  Effect of Termination and Abandonment...................................  65
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                                      iii
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ARTICLE IX

     Miscellaneous and General....................................................  67
     9.1  Survival................................................................  67
     9.2  Modification or Amendment...............................................  67
     9.3  Waiver of Conditions....................................................  68
     9.4  Counterparts............................................................  68
     9.5  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL...........................  68
     9.6  Notices.................................................................  70
     9.7  Entire Agreement........................................................  73
     9.8  No Third Party Beneficiaries............................................  74
     9.9  Obligations of Keystone and of the Company..............................  74
     9.10 Severability............................................................  75
     9.11 Interpretation..........................................................  75
     9.12 Assignment..............................................................  76


EXHIBITS

     A    Stock Option Agreement                                                   A-1

     B    Form of Company Affiliate's Letter                                       B-1

     C    Form of Keystone Affiliate's Letter                                      C-1


                             INDEX OF DEFINED TERMS
                             ----------------------
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TERM                                                                 SECTION
----                                                                 -------
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Acquisition Proposal....................................... 6.2(a),8.5(b)(i)
Affiliate..................................................              6.7
Agreement..................................................         preamble
Audit Date.................................................           5.1(c)
Bankruptcy and Equity Exception............................           5.2(b)
By-Laws....................................................              2.2
Certificate................................................           4.1(a)
Certificate of Merger......................................              1.3
Charter....................................................              2.1
Closing....................................................              1.2
Closing Date...............................................              1.2
Code.......................................................         recitals
Company....................................................         preamble
Company Affiliate's Letter.................................           6.7(a)
Company Disclosure Letter..................................              5.1
Company Option.............................................       6.10(a)(i)
Company Required Consents..................................        5.1(b)(i)
Company Requisite Vote.....................................           5.2(b)
Company Share..............................................           4.1(a)
Company Shares.............................................           4.1(a)
Compensation and Benefit Plans.............................        5.2(c)(i)
Confidentiality Agreement..................................           6.6(a)
Contracts..................................................    5.1(b)(ii)(B)
Costs......................................................          6.12(a)
Current Premium............................................          6.12(c)
D&O Insurance..............................................          6.12(c)
DGCL.......................................................              1.1
Disclosure Letter..........................................              5.1
Effective Time.............................................              1.3
Environmental Law..........................................           5.2(e)
ERISA......................................................       5.2(c)(ii)
ERISA Affiliate............................................      5.2(c)(iii)
ERISA Affiliate Plan.......................................      5.2(c)(iii)
Escrow Account.............................................              4.4
Escrow Agent...............................................              4.4
Escrow Agreement...........................................              4.4
Exchange Act...............................................     5.1(b)(i)(B)
Exchange Agent.............................................           4.2(a)
Exchange Ratio.............................................           4.1(a)
Excluded Company Shares....................................           4.1(a)
GAAP.......................................................           5.1(c)

                                       v
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
Governmental Entity........................................     5.1(b)(i)(C)
Hazardous Substance........................................           5.2(e)
HSR Act....................................................     5.1(b)(i)(B)
Indemnified Parties........................................          6.12(a)
Initial 15 Day Period......................................              8.4
IRS........................................................       5.2(c)(ii)
Keystone...................................................         preamble
Keystone Affiliate's Letter................................           6.7(a)
Keystone Common Stock......................................           4.1(a)
Keystone Disclosure Letter.................................              5.1
Keystone Preferred Shares..................................        5.3(a)(i)
Keystone Required Consents.................................        5.1(b)(i)
Keystone Requisite Vote....................................           5.3(b)
Laws.......................................................           5.1(h)
Litigation.................................................        5.1(e)(i)
Material Adverse Effect....................................       5.1(a)(ii)
Merger.....................................................         recitals
Merger Consideration.......................................           4.1(a)
Merger Sub.................................................         preamble
Named Executive Officers...................................           5.1(e)
Order......................................................           7.1(d)
Pension Plan...............................................       5.2(c)(ii)
Person.....................................................           4.2(a)
Permits....................................................           5.1(h)
Prospectus/Proxy Statement.................................           6.3(i)
Registered Keystone Shares.................................    4.2(a)(ii)(A)
Reports....................................................           5.1(c)
Representatives............................................           6.6(a)
S-4 Registration Statement.................................           6.3(i)
SEC........................................................           5.1(c)
Securities Act.............................................     5.1(b)(i)(B)
Shareholders Meetings......................................              6.4
Significant Subsidiaries...................................    5.1(b)(ii)(A)
Stock Option Agreement.....................................         recitals
Stock Plans................................................       5.2(a)(ii)
Subsidiary.................................................        5.1(a)(i)
Substitute Option..........................................       6.10(a)(i)
Superior Proposal..........................................           6.2(a)
Surviving Corporation......................................              1.1
Takeover Statute...........................................           5.2(d)
Tax........................................................        5.1(g)(x)
Taxes......................................................        5.1(g)(x)
Taxable....................................................        5.1(g)(x)
Tax Return.................................................        5.1(g)(y)
Termination Date...........................................           8.2(i)
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                                      vi
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Termination Fee............................................           8.5(b)
The Other Party............................................      5.1(a)(iii)
Transfer Taxes.............................................             6.15

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of February 17, 1998, among Republic Automotive Parts, Inc., a Delaware corporation (the "Company"), Keystone Automotive Industries, Inc, a California corporation ("Keystone"), and KAI Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Keystone ("Merger Sub").

                                    RECITALS

          WHEREAS, the respective boards of directors of each of Keystone, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and adopted this Agreement;

          WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a "tax-free" reorganization under the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

          WHEREAS, as an inducement to the willingness of Keystone to enter into this Agreement, the board of directors of the Company has approved the grant to Keystone of an option to purchase shares of common stock of the Company pursuant to a stock option agreement, substantially in the form of Exhibit A (the "Stock Option Agreement"), and each of the Company and Keystone have duly authorized, executed and delivered the Stock Option Agreement; and

          WHEREAS, the Company, Keystone and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:



                                   ARTICLE I

                      The Merger; Closing; Effective Time

          1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of

Delaware, and the Merger shall have the effects provided in the Delaware General Corporation Law ( the "DGCL").

          1.2 Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles, California 090064-1614 at 9:00 a.m. local time on the second business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Keystone may agree in writing (the "Closing Date").

          1.3 Effective Time. As soon as practicable following the Closing, the Company and Keystone will cause a certificate of merger (the "Certificate of Merger") to be signed, acknowledged and delivered for filing with the Secretary of State of the State of Delaware as provided in Sections 251(c) and 103 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger shall have become effective in accordance with the DGCL (the "Effective Time").

                                   ARTICLE II

     Certificate of Incorporation and By-Laws of the Surviving Corporation

          2.1 The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article Fourth of the Charter shall be amended to read in its entirety as follows: "The authorized capital stock of the Corporation shall consist of one thousand shares of common stock having a par value of one dollar per share."

          2.2 The By-Laws. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until duly amended as provided therein or by applicable law.

                                  ARTICLE III

                       Officers, Directors and Management

          3.1 Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

          3.2 Officers of Surviving Corporation. The officers of the Company at the Effective Time (other than the Chairman of the Board of the Company) shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

          4.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

               (a) Merger Consideration. Each share of the common stock, having a par value of $0.50 per share (each a "Company Share" and together the "Company Shares"), of the Company issued ;and outstanding immediately prior to the Effective Time (other than (i) Company Shares that are owned by Keystone or Merger Sub; or (ii) Company Shares that are held in the treasury of the Company (collectively, "Excluded Company Shares")) shall be converted into 0.80 of a share (the "Exchange Ratio") of common stock, no par value, of

Keystone ("Keystone Common Stock"), subject to adjustment as provided in Section
4.4 (the "Merger Consideration"). At the Effective Time, all Company Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any Company Shares (other than Excluded Company Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive, pursuant to
Section 4.2(d), cash in lieu of fractional shares into which such Company Shares have been converted pursuant to this Section 4.1(a).

               (b) Cancellation of Shares. Each Company Share issued and outstanding immediately prior to the Effective Time and owned directly by Keystone, Merger Sub or the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

               (c) Merger Sub. At the Effective Time, each share of common stock, par value $0.10 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Keystone.

           4.2 Exchange of Certificates for Shares.

               (a) Exchange Procedures. As soon as practicable after the Effective Time, the Surviving Corporation shall cause an exchange agent (the "Exchange Agent"), selected by Keystone with the Company's prior approval, which shall not be unreasonably withheld, to mail to each holder of record of Company Shares (other than holders of record of Excluded Company Shares) (i) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Keystone and the Company may reasonably agree, and (ii) instructions for surrendering the Certificates in exchange for (A) uncertificated shares of Keystone Common Stock registered on the stock transfer books of Keystone in the name of such holder ("Registered Keystone Shares") or, at the election of such holder, certificates representing shares of Keystone Common Stock and (B) cash in lieu of fractional shares. Subject to Section 4.2(g), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) Registered Keystone Shares or, at the election of such holder, a certificate, representing that number of whole shares of Keystone Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of any cash in lieu of fractional shares, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, the Registered Keystone Shares or certificate, as the case may be, representing the proper number of shares of Keystone Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate, may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any Registered Keystone Shares or certificate for shares of Keystone Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of Registered Keystone Shares or certificates for shares of Keystone Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Keystone or the Exchange Agent that such tax has been paid or is not applicable.

          For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(b)) or other entity of any kind or nature.

               (b) Voting. Holders of unsurrendered Certificates shall not be entitled to vote after the Effective Time at any meeting of Keystone stockholders with a record date at or after the Effective Time.

               (c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

               (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Keystone Common Stock will be issued and any holder of record of Company Shares entitled to receive a fractional share of Keystone Common Stock, but for this Section 4.2(d), shall be entitled to receive an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the closing price of a share of Keystone Common Stock, on the NASDAQ National Market, as reported in The Wall Street Journal, West Coast edition, for the last trading day prior to the Effective Time. Keystone shall make available to the Exchange Agent cash in an amount sufficient to make the payments in lieu of fractional shares of Keystone Common Stock.

               (e) Termination of Exchange Period; Unclaimed Stock. Any shares of Keystone Common Stock and any portion of the cash payable with respect to the Keystone Common Stock pursuant to Section 4.1 and Section 4.2(d) (including the proceeds of any investments thereof) that remains unclaimed by the former shareholders of the Company 180 days after the Effective Time shall be paid to Keystone. Any former shareholders of the Company who have not theretofore complied with this Article IV shall look only to Keystone for payment of their shares of Keystone Common Stock and any cash issuable and/or payable pursuant to
Section 4.1 and Section 4.2(d) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Keystone, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by Keystone as indemnity against any claim that may be made against it with respect to such Certificate, Keystone will issue the shares of Keystone Common Stock, and the Exchange Agent will issue any cash payment in lieu of a fractional share in respect thereof, issuable and/or payable in exchange for such lost, stolen or destroyed Certificate pursuant to this Article IV upon due surrender of and deliverable in respect of the Company Shares represented by such Certificate pursuant to this Agreement, in each case, without interest.

               (g) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section 6.7(a)) of the Company shall not be exchanged until Keystone has received a written agreement from such Person as provided in Section 6.7 hereof.

          4.3 Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of Company Shares or shares of Keystone Common Stock or securities convertible or exchangeable into or exercisable for Company Shares or shares of Keystone Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse split), stock dividend or distribution, merger (except as contemplated by this Agreement) or other similar transaction, the Exchange Ratio shall be equitably adjusted to eliminate the effects of such event.

                                   ARTICLE V

                         Representations and Warranties

          5.1 Representations and Warranties of the Company, Keystone and Merger Sub. Except as set forth in the disclosure letter, dated the date hereof, delivered by the Company to Keystone or by Keystone to the Company (each a "Disclosure Letter", and the "Company Disclosure Letter" and the "Keystone Disclosure Letter", respectively), as the case may be, the Company (except for references in subparagraphs (a), (b)(ii) and (c) below to documents made available or disclosed by Keystone to the Company) hereby represents and warrants to Keystone and Merger Sub, and Keystone (except for references in subparagraphs (a), (b)(ii) and (c) below to documents made available or disclosed by the Company to Keystone), on behalf of itself and Merger Sub, hereby represents and warrants to the Company, that:

               (a) Organization, Good Standing and Qualification. Each of it and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect (as defined below) on it. It has made available to Keystone, in the case of the Company, and to the

Company, in the case of Keystone, a complete and correct copy of its certificate of incorporation and by-laws, each as amended to date. Such certificates of incorporation and by-laws as so made available are in full force and effect.

          As used in this Agreement, (i) the term "Subsidiary" means, with respect to the Company, Keystone, or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least fifty percent of the securities or ownership interests having by their terms ordinary voting power to elect at least fifty percent of the board of directors or other Persons performing similar functions is directly or indirectly owned by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, (ii) the term "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the total enterprise value of such Person and its Subsidiaries, taken as a whole, other than effects or changes resulting from the execution of this Agreement or the announcement thereof, and (iii) reference to "the other party" means, with respect to the Company, Keystone and means, with respect to Keystone, the Company.

               (b) Governmental Filings; No Violations. (i) Other than (A) the filings pursuant to Section 1.3 and Section 6.8, (B) the notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), (C) the filings and/or notice to comply with state securities or "blue-sky" laws (such filings and/or notices of the Company being the "Company Required Consents" and of Keystone being the "Keystone Required Consents"), no notices, reports or other filings are required to be made by it to or with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement.

               (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by it do not, and the consummation by it of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws or the comparable governing instruments of any of its "Significant Subsidiaries", as such term is defined in Rule 1.02(w) of Regulation S-X promulgated under the Exchange Act, (B) a material breach or material violation of, a material default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or any of its Subsidiaries or any Law (as defined in Section 5.1(h)) or (C) any change in the rights or obligations of any party under any of its Contracts, except for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. The Company Disclosure Letter, with respect to the Company, and the Keystone Disclosure Letter, with respect to Keystone, sets forth a correct and complete list of all Contracts of it and its Subsidiaries required to be filed as material contract exhibits under the Exchange Act and pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement or the Stock Option Agreement.

               (c) Reports; Financial Statements. It has made available to the other party each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 as to the Company and since March 28, 1997 as to Keystone (the "Audit Date"), including its Annual Report on Form 10-K for the year ended December 31, 1996 for the Company and for the year ended March 28, 1997 for Keystone in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, its "Reports"). As of their respective dates, its Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into its Reports (including the related notes and schedules) fairly presents the consolidated financial position of it and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into its Reports (including any related notes and schedules) fairly presents the consolidated results of operations and cash flows of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

               (d) Absence of Certain Changes. Except as disclosed in its Reports filed prior to the date hereof, as set forth in the Disclosure Letters or as expressly contemplated by this Agreement, since the Audit Date it and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses, and there has not been (i) any change in the financial condition, business or results of operations of it and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, after taking into account any insurance coverage, to have a Material Adverse Effect on it; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock; or (iv) any change by it in accounting principles, practices or methods except as required by GAAP.

               (e) Litigation and Liabilities. Except as disclosed in its Reports filed prior to the date hereof and in the Disclosure Letters, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings ("Litigation") pending or, to the actual knowledge of its named executive officers as set forth in the Proxy Statement for its last Annual Meeting of Stockholders (the "Named Executive Officers"), threatened against it or any of its affiliates (as defined in Rule 12b-2 under the Exchange Act) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law (as defined in Section 5.2(e)), pending or, to the actual knowledge of its named executive officers, threatened against it or any of its Affiliates that in either case are reasonably likely to result in any claims against or obligations or liabilities of it or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement; provided, that for purposes of this paragraph (e) no Litigation arising after the date hereof shall be deemed to have a Material Adverse Effect if and to the extent such Litigation (or any relevant part thereof) is based on this Agreement or the transactions contemplated hereby.

               (f) Accounting and Tax Matters. As of the date hereof, neither it nor any of its Affiliates has taken or agreed to take any action, nor do its Named Executive Officers have any actual knowledge of any fact or circumstance, that would prevent Keystone from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

               (g) Taxes. It and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and all such filed Tax

Returns are complete and accurate in all material respects and: (i) it and each of its Subsidiaries have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that it or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it; (ii) as of the date hereof, there are not pending against it or its Subsidiaries or, to the actual knowledge of its Named Executive Officers, threatened against it or its Subsidiaries, in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters, except with respect to matters contested in good faith or for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it; and (iii) there are not, to the actual knowledge of its Named Executive Officers, any unresolved questions or claims concerning its or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect on it. Neither it nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in its Reports, except such excess liabilities as have been incurred in the ordinary course of business since the date of such Reports and such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

          As used in this Agreement, (x) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, transfer, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (y) the term "Tax Return" includes all returns, amended returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

               (h) Compliance with Laws. Except as set forth in its Reports filed prior to the date hereof and in the Disclosure Letters, the businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (collectively, "Laws"), except for violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. Except as set forth in its Reports filed prior to the date hereof and in the Disclosure Letters, as of the date hereof no investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is, to the actual knowledge of its Named Executive Officers, pending or threatened, nor has any Governmental Entity indicated to it or any of its Subsidiaries an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. To the actual knowledge of its Named Executive Officers, as of the date hereof no material change is required in its or any of its

Subsidiaries' processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. Each of it and its Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, "Permits") necessary to conduct their business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

          5.2 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Letter, the Company hereby represents and warrants to Keystone and Merger Sub that:

               (a) Capital Structure. The authorized capital stock of the Company consists of (i) 5,000,000 Company Shares, of which 3,401,818 Company Shares were issued and outstanding and 73,165 Company Shares were held in treasury, (ii) 150,000 shares of Preferred Stock, $1.00 par value, of which no shares were issued and outstanding and (iii) 50,000 shares of Junior Participating Cumulative Preferred Stock, $1.00 par value, of which no shares were issued and outstanding, as of the close of business on January 31, 1998. All of the outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than Company Shares reserved for issuance pursuant to the Stock Option Agreement and Company

Shares reserved for issuance as set forth below or which may be issued in accordance with Section 6.1(a), the Company has no Company Shares reserved for issuance. As of January 31, 1998, there were not more than (i) 750,000 Company Shares reserved for issuance pursuant to the Company's Stock Compensation Plan and (ii) 60,000 Company Shares reserved for issuance under the 1997 Stock Option Plan for Non-Employee Directors (collectively, the "Stock Plans"). Each of the outstanding shares of capital stock or other securities of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above and except for Company Shares and options to purchase Company Shares which may be issued in accordance with Section 6.1(a), neither the Company nor any of its Subsidiaries has any obligation with respect to any preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company Shares issuable pursuant to the Stock Option Agreement have been duly reserved for issuance by the Company, and upon any issuance of such Company Shares in accordance with the terms of the Stock Option Agreement, such Company Shares will be duly and validly issued and fully paid and nonassessable. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

               (b) Corporate Authority; Approval and Fairness. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding Company Shares (the "Company Requisite Vote") and the Company Required Consents, the Merger. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Keystone and Merger Sub and the due authorization, execution and delivery of the Stock Option Agreement by Keystone, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The board of directors of the Company (A) has adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (B) has approved the execution and delivery of the Stock Option Agreement and (C) has received the opinion of its financial advisors in a customary form and to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Shares (other than Keystone or any of its affiliates) and said opinion has not been withdrawn. The 80% vote requirement set forth in Article Fifteenth of the Company's Certificate of Incorporation, as amended, is not applicable to the Merger approval, the conditions of Article Fifteenth, Section 3(a) having been duly met.

               (c) Employee Benefits.

                   (i) A copy of each executive bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other material plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of it and its Subsidiaries (its "Compensation and Benefit Plans") and any trust agreements or insurance contracts forming a part of such Compensation and Benefit Plans has been made available by the Company to Keystone prior to the date hereof and each such Compensation and Benefit Plan is listed in Section 5.2(c) of the Company Disclosure Letter.

                   (ii) All of its Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with the exception of any instances of non-compliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. Each of its Compensation and Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, there is no pending or, to the knowledge of its Named Executive Officers, threatened in writing material litigation relating to its Compensation and Benefit Plans which is reasonably likely to have a Material Adverse Effect on it. Neither it nor any Subsidiary has engaged in a transaction with respect to any of its Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, would subject it or any of its Subsidiaries to a material tax or penalty imposed by either
Section 4975 of the Code or Section 502 of ERISA and that is reasonably likely to have a Material Adverse Effect on the Company.

                   (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or is expected to be incurred by it or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (its "ERISA Affiliate") (each such single-employer plan, its "ERISA Affiliate Plan"). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or any of its ERISA Affiliate Plans within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

                   (iv) Neither any of its Pension Plans nor any of its ERISA Affiliate Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor its Subsidiaries has provided, or is required to provide, security to any of its Pension Plans or to any of its ERISA Affiliate Plans pursuant to Section 401(a)(29) of the Code.

                   (v) The consummation of the Merger (or its approval by its shareholders) and the other transactions contemplated by this Agreement and the Stock Option Agreement will not (x) entitle any of its employees or directors or any employees of its Subsidiaries to severance pay, directly or indirectly, upon termination of employment, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of its Compensation and Benefit Plans.

                   (vi) Since the Audit Date, except as provided for herein, in the Company Disclosure Letter or as disclosed in the Company's Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by it or any of its Subsidiaries to officers or key employees or any amendment of any of its Compensation and Benefit Plans other than increases or amendments in the ordinary course.

               (d) Takeover Statutes. The Board of Directors of the Company, including a majority of the non-employee directors of the Company, has duly adopted resolutions approving the Merger, the Stock Option Agreement and the transactions contemplated hereby and thereby and specifically naming Keystone and its existing and future affiliates or associates. Such resolutions satisfy the requirements of Section 203 of the DGCL, are by their terms irrevocable, and have not been amended or modified in any manner. The provisions of Section 203 of the DGCL do not and will not apply to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") as in effect on the date hereof or any anti-takeover provision in the Company's certificate of incorporation and by-laws is applicable to the Company, the Company Shares, the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement.

               (e) Environmental Matters. Except as disclosed in its Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it: (i) each of it and its Subsidiaries has complied in all material respects with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, any groundwater underlying such properties, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below) at levels that require investigation or cleanup under applicable Environmental Laws; (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries has received written notice that it is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been responsible for any release or threat of release of any Hazardous Substance; (vi) as of the date hereof neither it nor any Subsidiary has received any written notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) neither it nor any of its Subsidiaries is subject to any binding orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

          As used herein, the term "Environmental Law" means any Law relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

          As used herein, the term "Hazardous Substance" means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, friable asbestos-containing material, lead-containing paint, polychlorinated biphenyls, radioactive materials or radon.

               (f) Labor Matters. As of the date hereof, neither it nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the actual knowledge of its Named Executive

Officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

               (g) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement and the Stock Option Agreement.

               (h) Intellectual Property. (i) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all material patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in its or any of its Subsidiaries' businesses as currently conducted, and to the actual knowledge of its Named Executive Officers all patents, trademarks, trade names, service marks and copyrights held by it and/or its Subsidiaries are valid and subsisting, except for any failures to so own, be licensed or possess or to be valid and subsisting, as the case may be, that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.

               (i) Rights Agreement. The Company has amended the Rights Agreement relating to its Junior Participating Cumulative Preferred Stock Purchase Rights, issued to stockholders in June 1992, to provide that neither Keystone nor Merger Sub shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) and the Distribution Date (as defined therein) shall not be deemed to occur and that the Rights will not become separable, distributable, unredeemable or exercisable as a result of entering into this Agreement, the Stock Option Agreement, the Affiliate Agreement or consummating the Merger and/or the other transactions contemplated hereby and thereby.

          5.3 Representations and Warranties of Keystone and Merger Sub. Except as set forth in the Keystone Disclosure Letter, Keystone, on behalf of itself and Merger Sub, hereby represents and warrants to the Company that:

               (a) Capital Structure. (i) The authorized capital stock of Keystone consists of 50,000,00 shares of Keystone Common Stock, of which 14,642,000 shares were issued and outstanding as of the close of business on January 31, 1998; and 3,000,000 shares of Preferred Stock, no par value (the "Keystone Preferred Shares"), of which no shares were outstanding as of the close of business on January 31, 1998. All of the outstanding shares of Keystone Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Keystone has no shares of Keystone Common Stock or Keystone Preferred Shares reserved for issuance except as described below. Each of the outstanding shares of capital stock of each of Keystone's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Keystone or a direct or indirect wholly-owned Subsidiary of Keystone, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except pursuant to Keystone's 1996 Employee Stock Incentive Plan, neither Keystone nor any of its Subsidiaries has any obligation with respect to any preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Keystone or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Keystone does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Keystone on any matter.

                   (ii) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.10 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Keystone, and there are (i) no other shares of capital stock or other voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

               (b) Corporate Authority; Approval and Fairness. Keystone and Merger Sub each has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding Keystone Shares (the "Keystone Requisite Vote") and the Keystone Required Consents, the Merger. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by Keystone and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement and the Stock Option Agreement by the Company, is a valid and binding agreement of Keystone and Merger Sub, enforceable against each of Keystone and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. Keystone has received the opinion of its financial advisors, A.G. Edwards & Sons, Inc., in a customary form and to the effect that the Merger Consideration to be paid by Keystone in the Merger is fair to Keystone from a financial point of view and said opinion has not been withdrawn. The shares of Keystone Common Stock, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of Keystone will have any preemptive right of subscription or purchase in respect thereof.

               (c) Employee Benefits.

                   (i) A complete list of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other material plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Keystone or any of its Subsidiaries ("Keystone Compensation and Benefit Plans") is set forth in the Keystone Disclosure Letter.

                   (ii) All of the Keystone Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and ERISA, with the exception of any instances of non-compliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Keystone or any Subsidiary. Each of the Keystone Compensation and Benefit Plans that is a Pension Plan and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and neither Keystone nor any Subsidiary is aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, there is no pending or, to the knowledge of the Named Executive Officers of Keystone, threatened in writing material litigation relating to Keystone Compensation and Benefit Plans which is reasonably likely to have a Material Adverse Effect on it. Neither Keystone nor any Subsidiary has engaged in a transaction with respect to any of the Keystone Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, would subject it to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA and that is reasonably likely to have a Material Adverse Effect on Keystone or any Subsidiary.

                   (iii) As of the date hereof, no material liability under Subtitle C or D of Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or is expected to be incurred by Keystone or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any ERISA Affiliate Plan. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or any of its ERISA Affiliate Plans within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

                   (iv) Neither any of its Pension Plans nor any of its ERISA Affiliate Plans have a material "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Keystone nor its Subsidiaries have provided, or are required to provide, security to any of its Pension Plans or to any of its ERISA Affiliate Plans pursuant to Section 401(a)(29) of the Code.

                   (v) The consummation of the Merger (or its approval by its shareholders) and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Affiliate Agreement will not (x) entitle any of Keystone's or its Subsidiaries' employees or directors to severance pay, directly or indirectly, upon termination of employment, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Keystone Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Keystone Compensation and Benefit Plans.

               (d) Environmental Matters. Except as disclosed in its Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it: (i) each Keystone and its Subsidiaries have complied in all material respects with all applicable Environmental Laws; (ii) the properties currently owned or operated by Keystone or any of its Subsidiaries (including soils, any groundwater underlying such properties, surface water, buildings or other structures) are not contaminated with any Hazardous Substances at levels that require investigation or cleanup under applicable Environmental Laws; (iii) the properties formerly owned or operated by Keystone or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Keystone or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries has received written notice that it is subject to liability for any Hazardous Substance disposal or contamination on any third party property;
(v) neither it nor any Subsidiary has been responsible for any release or threat of release of any Hazardous Substance; (vi) as of the date hereof neither Keystone nor any Subsidiary has received any written notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) neither Keystone nor any Subsidiary is subject to any binding orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

               (e) Labor Matters. As of the date hereof, neither Keystone nor any Subsidiary is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization affecting a substantial number of its employees nor is there pending or, to the actual knowledge of its Named Executive Officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or any of its Subsidiaries.

               (f) Intellectual Property. Keystone and/or each Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use, all material patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in its or any of its Subsidiaries' businesses as currently conducted, and to the actual knowledge of Keystone's Named Executive Officers all patents, trademarks, trade names, service marks and copyrights held by it and/or its Subsidiaries are valid and subsisting, except for any failures to so own, be licensed or possess or to be valid and subsisting, as the case may be, that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.

               (g) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement and the Stock Option Agreement.

                                   ARTICLE VI

                                   Covenants

          6.1 Interim Operations. (a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Keystone shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement, the Stock Option Agreement, the Company Disclosure Letter or as required by applicable Law):

                   (i) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

                   (ii) it shall not (A) amend its certificate of incorporation or by-laws; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; or (D) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                   (iii) neither it nor any of its Subsidiaries shall knowingly take any action that would prevent the merger from qualifying as a tax-free "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect;

                   (iv) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or Stock Plans or increase the salary, wage, bonus or other compensation of any directors, officers or employees or take any action which would result in an acceleration of benefits or vesting under the Stock Plans as a result of the consummation of the Merger which would not otherwise occur pursuant to the terms and conditions of such benefits or Stock Plan grants, awards or options as in effect on the date hereof;

                   (v) neither it nor any of its Subsidiaries shall issue any preferred stock or incur any indebtedness for borrowed money (other than indebtedness in the ordinary course of business consistent with past practice, indebtedness incurred solely for the purpose of funding the Escrow Account or the replacement or refinancing of existing short-term indebtedness); or guarantee any such indebtedness;

                   (vi) neither it nor any of its Subsidiaries shall make any capital expenditures in an aggregate amount in excess of the aggregate amount reflected in the Company's capital expenditure budget heretofore delivered to Keystone;

                   (vii) except as contemplated by Section 6.1(a)(iv), neither the Company nor any of its Subsidiaries shall issue, deliver, sell, or encumber shares of any class of its common stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares except the option granted under the Stock Option Agreement, options and performance share programs outstanding on the date hereof under the Stock Plans, and shares issuable pursuant to such options and performance share programs;

                   (viii) neither it nor any of its Subsidiaries shall acquire any business, whether by merger, consolidation, purchase of property or assets or otherwise;

                   (ix) neither it nor any of its Subsidiaries shall agree prior to the Effective Time to do any of the foregoing after the Effective Time.

               (b) Keystone covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or in the Keystone Disclosure Letter or as required by applicable Law):

                   (i) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

                   (ii) it shall not (A) amend its certificate of incorporation or by-laws in any manner that would prohibit or hinder, impede or delay in any material respect the Merger or the consummation of the transactions contemplated hereby; (B) declare, set aside or pay any dividend or other distribution payable in cash or property in respect of any capital stock; or (C) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, except in open market transactions or in connection with the Keystone Stock Plans, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock;

                   (iii) neither it nor any of its Subsidiaries shall knowingly take any action that would prevent the Merger from qualifying as a tax-free "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect, provided, however, that nothing contained herein shall limit the ability of Keystone to exercise its rights under the Stock Option Agreement; and

                   (iv) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

               (c) Keystone and the Company agree that any written approval obtained under this Section 6.1 may be relied upon by the other party if signed by the Chief Executive Officer or the Chief Financial Officer of the other party.

          6.2. Acquisition Proposals. (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall and that it shall direct and use its best efforts to cause its and its Subsidiaries' Representatives (as defined below) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving it, or any purchase of, or tender offer for, 15% or more of the equity securities of it or any of its Subsidiaries or 15% or more of its and its Subsidiaries' assets (based on the fair market value thereof) taken as a whole (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its Representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any Person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its board of directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) making any disclosure to the Company's shareholders if, in the good faith judgment of the board of directors of the Company, failure so to disclose would be inconsistent with its obligations under applicable law; (C) engaging in any discussions or negotiations with or providing any information to, any Person in response to a bona fide written Acquisition Proposal by any such Person received after the date hereof that was not solicited by the Company after the date hereof; or (D) recommending such an Acquisition Proposal to the shareholders of the Company if and only to the extent that, in such case referred to in clause (C) or (D), the board of directors of the Company concludes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

               (b) The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2. The Company agrees that it will notify Keystone promptly if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of the Company's Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Keystone informed, on a current basis, of the status and material terms of any such proposals or offers and the status of any such discussions or negotiations.

          6.3 Information Supplied. The Company and Keystone each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Keystone in connection with the issuance of shares of Keystone Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Shareholders Meeting, in any such case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any information relating to Keystone or the Company, or any of their respective affiliates, officers or directors, should be discovered by Keystone or the Company which should be set forth in an amendment or supplement to any of the S-4 Registration Statement or the Prospectus/Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company and Keystone.

          6.4 Shareholders Meeting. The Company and Keystone will take, in accordance with applicable law and each of their certificates of incorporation and by-laws, all action necessary to convene meetings of their respective holders of Company Shares stockholders (the "Shareholders Meetings") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement and the Merger. Unless the board of directors of the Company determines in good faith after consultation with outside legal counsel that to do so would result in a failure to comply with its fiduciary duties under applicable law, the Company's board of directors shall recommend approval of this Agreement and the Merger and shall take all lawful action to solicit such approval.

          6.5 Filings; Other Actions; Notification. (a) Keystone and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Keystone shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Keystone and the Company each shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the shareholders of Keystone and the Company. Keystone shall also use all reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement.

               (b) The Company and Keystone each shall use all reasonable efforts to cause to be delivered to the other party and its directors (i) letters of its independent auditors, dated (A) the date on which the S-4 Registration Statement shall become effective and (B) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement, and (ii) if elected by Keystone, a letter from its independent auditors addressed to Keystone and the Company, dated as of the Closing Date, stating their opinion that the Merger will qualify for pooling-of-interests accounting treatment.

               (c) The Company and Keystone shall cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to be done on its part under this Agreement and the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation required to be filed by it to effect all necessary applications, notices, petitions, filings and other documents applicable to it and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order for it to consummate the Merger or any of the other transactions contemplated by this Agreement or the Stock Option Agreement, including, but not limited to, the HSR Act.

               (d) Subject to applicable laws relating to the exchange of information, the Company and Keystone each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Keystone, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement or the Stock Option Agreement.

               (e) The Company and Keystone each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Keystone or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or the SEC with respect to the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement. Each of the Company and Keystone shall give prompt notice to the other of any change that is reasonably likely to result in a material Adverse Effect on it or of any failure of any of the conditions to the other party's obligations to effect the Merger set forth in Article VII.

          6.6 Access; Consultation. (a) Upon reasonable notice, and except as may otherwise be required by applicable law, the Company and Keystone each shall (and shall cause its Subsidiaries to) afford the other's and the other's Subsidiaries, employees, agents and representatives (including any investment banker, attorney or accountant retained by the other or any of the other's Subsidiaries) (such officers, directors, employees, agents and representatives being referred to in this Agreement, with respect to the Company or Keystone, as the context requires, as such party's "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Keystone or Merger Sub hereunder, and provided, further, that the foregoing shall not require the Company or Keystone to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Keystone, as the case may be, would violate applicable law or any of its obligations with respect to confidentiality or would result in the disclosure of any trade secrets of third parties if the Company or Keystone, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Keystone, as the case may be, or such Person as may be designated by any such executive officer, as the case may be. All information provided pursuant to this Section 6.6 shall be governed by the terms of the Confidentiality Agreement between the Company and Keystone dated January 22, 1998 (the "Confidentiality Agreement").

               (b) Subject to the Confidentiality Agreement, from the date hereof to the Effective Time, Keystone and the Company agree to consult with each other on a regular basis on a schedule to be agreed with regard to their respective operations.

          6.7 Affiliates. (a) Each of the Company and Keystone shall deliver to the other a letter identifying all Persons whom such party believes to be, at the date of the Shareholders

Meeting, "affiliates" of such party for purposes of applicable interpretations regarding use of the pooling-of-interests accounting method and, in the case of "affiliates" of the Company, for purposes of Rule 145 under the 1933 Act. Each of the Company and Keystone shall use all reasonable efforts to cause each Person who is identified as an "affiliate" in the letter from such party referred to above to deliver to Keystone prior to the date of the Shareholders Meeting a written agreement, in the form attached hereto as Exhibit B, in the case of affiliates of the Company (the "Company Affiliate's Letter"), and Exhibit C, in the case of affiliates of Keystone (the "Keystone Affiliate's Letter"). Prior to the Effective Time, each of the Company and Keystone shall use all reasonable efforts to cause each additional Person who is identified by such party as an "affiliate" to execute the applicable written agreement as set forth in this Section 6.7 (each Person identified by a party pursuant to the provisions of this Section 6.7(a), an "Affiliate").

               (b) If the Merger would otherwise qualify for pooling-of-interests accounting treatment, shares of Keystone Common Stock issued to such Affiliates of the Company in exchange for Company Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of Keystone and the Company shall have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such Affiliate has provided the written agreement referred to in this Section, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Keystone agrees to use its best efforts to publish said financial results on Form 8-K within 60 days after the Effective Time. If the Merger would otherwise qualify for pooling-of-interests accounting treatment, any Company Shares held by any such Affiliate shall not be transferable, regardless of whether such Affiliate has provided the applicable written agreement referred to in this Section, if such transfer, either alone or in the aggregate with other transfers by Affiliates, would preclude Keystone's ability to account for the business combination to be effected by the Merger as a pooling of interests. The Company shall not register the transfer of any Certificate, unless such transfer is made in compliance with the foregoing. The provisions of this Section 6.7(b) regarding the filing of a Form 8-K are intended to be for the benefit of and shall be enforceable by, each of the Affiliates of the Company, their heirs and representatives.

          6.8 National Market Listing and De-listing. Keystone shall use its best efforts to cause the shares of Keystone Common Stock to be issued in the Merger to be approved for listing on the NASDAQ National Market, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Company Shares to be de-listed from the NASDAQ National Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

          6.9 Publicity. The initial press release with respect to the Merger shall be a joint press release, and thereafter the Company and Keystone each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and prior to making any filings with any third party and/or any Governmental Entity (including NASDAQ) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of NASDAQ.

           6.10 Benefits.

                (a) Stock Options.

                    (i) At the Effective Time, each outstanding option to purchase Company Shares (a "Company Option") under the Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Keystone Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) (a "Substitute Option"), at an exercise price per share (rounded up to, the nearest whole cent) equal to (y) the aggregate exercise price for the Company Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Keystone Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans, including any necessary amendments thereto, to permit the assumption of the unexercised Company Options by Keystone pursuant to this Section and no later than the Effective Time Keystone shall register under the Securities Act of 1933 on Form S-8 or other appropriate form (and use its best efforts to maintain the effectiveness thereof) shares of Keystone Common Stock issuable pursuant to all Substitute Options. As promptly as practicable after the Effective Time, the Company shall deliver to the participants in the Stock Plans appropriate notices setting forth such participants' rights pursuant to such assumed Company Options.

                     (ii) Effective at the Effective Time, Keystone shall assume each Company Option in accordance with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced.

                (b) Employee Benefits. Keystone shall, and shall cause the Surviving Corporation to, honor, pursuant to their terms, all employee benefit obligations to current and former employees under the Compensation and Benefit Plans.

          6.11 Expenses. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement and the filing fee under the HSR Act shall be shared equally by Keystone and the Company.

          6.12 Indemnification; Directors, and Officers, Insurance. (a) From and after the Effective Time, Keystone agrees that it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined immediately prior to the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys, fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and its certificate of incorporation or by-laws in effect on the date hereof to indemnify such Person (and Keystone shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

               (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Keystone thereof, but the failure to so notify shall not relieve Keystone of any liability it may have to such Indemnified Party if such failure does not materially prejudice Keystone. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Keystone or the Surviving Corporation shall have the right to assume the defense thereof and Keystone shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Keystone or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Keystone or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Keystone or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Keystone shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Keystone shall not be liable for any settlement effected without its prior written consent.

               (c) Keystone or the Surviving Corporation shall maintain a policy of officers, and directors, liability insurance for acts and omissions occurring prior to the Effective Time ("D&O Insurance") with coverage in amount and scope at least as favorable as the Company's existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time; provided, however, if the existing D&O Insurance expires, is terminated or canceled, or if the annual premium therefor is increased to an amount in excess of $60,000 (the "Current Premium"), in each case during such six year period, Keystone or the Surviving Corporation will use its best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of the Current Premium.

               (d) If Keystone or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Keystone or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section.

                (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

          6.13 Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, each party hereto and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Stock Option Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

          6.14 Confidentiality. The Company and Keystone each acknowledges and confirms that it has entered into the Confidentiality Agreement and that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, whether or not the Merger is consummated.

          6.15 Transfer Taxes. All state, local, foreign use, real property transfer, stock transfer or similar Taxes (including any interest or penalties with respect thereto) attributable to the Merger (collectively, the "Transfer Taxes") shall be timely paid by the Company.

          6.16 Tax Status. From and after the Effective Time and for a period of twenty-four months thereafter Keystone agrees that it shall not, and it shall not permit any of its Subsidiaries to, take any action (other than lifting any transfer restrictions on the Keystone Shares issued in the Merger pursuant to the provisions of the Company Affiliate Agreement) that would prevent the Merger from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Code and the Treasury regulations. In the event of a breach of the provisions of this Section 6.16, Keystone shall indemnify and hold harmless the Persons who were stockholders of the Company immediately prior to the Effective Time in respect of any and all damages (including, but not limited to, reasonable attorneys' fees and costs) which arise from or are related to any breach by Keystone of this Section 6.16. The provisions of this Section 6.16 are intended for the benefit of, and shall be enforceable by, each Person who was a stockholder of the Company immediately prior to the Effective Time.

                                  ARTICLE VII

                                   Conditions

          7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

               (a) Shareholder Approval. This Agreement shall have been duly approved by holders of Company Shares and Keystone Shares constituting the Company Requisite Vote and the Keystone Requisite Vote;

               (b) National Market Listing. The shares of Keystone Common Stock issuable to the Company shareholders pursuant to this Agreement shall have been approved for listing on the NASDAQ National Market, upon official notice of issuance.

               (c) Governmental Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

               (d) Laws and orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement or that is, individually or in the aggregate with all other such Laws, reasonably likely to have a Material Adverse Effect on Keystone or the Company (collectively, an "Order"), and none of the Department of Justice or the Federal Trade Commission shall have instituted any proceeding or threatened in writing or publicly announced its intention to institute any proceeding seeking any such Order.

               (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

          7.2 Conditions to Obligations of Keystone and Merger Sub. The obligations of Keystone and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Keystone at or prior to the Effective Time of the following conditions:

               (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company, in each case (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Keystone shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

               (b) Performance of Obligations Company. The Company shall have performed all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Keystone shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

               (c) Dissenting Keystone Shares. Holders of less than 5% of the issued and outstanding Keystone Shares shall have dissented from the Merger under California law.

               (d) Consent of Lender. Either (i) Keystone shall have received the consent of Mellon Bank, N.A. under its Credit Agreement with Mellon Bank, N.A., dated March 25, 1997, to the consummation of the transactions contemplated hereby or (ii) the Company shall have received the consent of Comerica Bank under its Revolving Credit Agreement with Comerica Bank, dated March 31, 1997, not to accelerate the outstanding indebtedness thereunder as a result of the consummation of the transactions contemplated hereby.

               (e) Fairness Opinion. The fairness opinion referenced in Section 5.3(b) of this Agreement shall remain in full force and effect and shall not have been withdrawn or modified (in any way which is materially adverse to Keystone) by A.G. Edwards & Sons, Inc.

               (f) Legal Opinion. The Company shall have received the legal opinion from its counsel referred to in Section 7.3(e).

          7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

               (a) Representations and Warranties. The representations and warranties of Keystone and Merger Sub set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, and (ii) to the extent not qualified by material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on Keystone, in each case (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of Keystone by the Chief Executive Officer of Keystone to such effect.

                (b) Performance of Obligations of Keystone and Merger Sub. Each of Keystone and Merger Sub shall have performed all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Keystone and Merger Sub by the Chief Executive Officer of Keystone to such effect.

               (c) Dissenting Keystone Shares. Holders of less than 5% of the issued and outstanding Keystone Shares shall have dissented from the Merger under California law.

               (d) Fairness Opinion. The fairness opinion referred to in Section 5.2(b) of this Agreement shall remain in full force and effect and shall not have been withdrawn or modified (in any way which is materially adverse to the Company) by the Company's financial advisor.

               (e) Legal Opinion. The Company shall have received a legal opinion from its counsel, in form and substance reasonably satisfactory to the Company, to the effect that the Merger qualifies as a tax-free reorganization within the meaning of
Section 368(a) of the Code.

                                  ARTICLE VIII

                                  Termination

          8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company or Keystone, by mutual written consent of the Company and Keystone, by action of their respective boards of directors.

          8.2 Termination by Either Keystone or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Keystone or the Company if (i) the Merger shall not have been consummated by August 31, 1998, whether such date is before or after the date of approval by the shareholders of the Company or Keystone, (the "Termination Date"); (ii) the approval of the Company's or Keystone's shareholders required hereunder shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the shareholders of Keystone or the Company); provided that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

          8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to herein, by action of the board of directors of the Company:

               (a) If (i) the Company shall not have willfully breached any of the terms of this Agreement in a manner resulting in failure of a condition set forth in Section 7.2(a) or 7.2(b), (ii) the board of directors of the Company approves entering into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Keystone in writing that the Company wishes to enter into such agreement, (iii) Keystone does not make, within five business days of receipt of the Company's written notification of its desire to enter into a binding agreement for a Superior Proposal, an offer that the board of directors of the Company believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal, and that contains terms and conditions (other than with respect to type or amount of consideration) that do not differ materially from the terms and conditions of the proposed agreement for such Superior Proposal and (iv) the Company prior to such termination pays to Keystone in immediately available funds any fees required to be paid pursuant to Section 8.5. The Company agrees to notify Keystone promptly if its desire to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

               (b) If there has been a breach by Keystone or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 7.3(a) or 7.3(b) and (ii) it cannot be cured prior to the Termination Date.

          8.4 Termination by Keystone. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of Keystone if (i) the board of directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within ten business days after a written request by Keystone to do so, provided that such a request is made after the board of directors of the Company has taken any of the actions specified in clause (C) or (D) of the proviso of
Section 6.2 with respect to an Acquisition Proposal and such Acquisition Proposal has not been rejected by such board of directors or withdrawn, (ii) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (A) would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) and (B) cannot be cured prior to the Termination Date or (iii) if the Company or any of its Representatives shall take any of the actions that would be proscribed by Section 6.2 but for the exception therein allowing certain actions to be taken pursuant to clause
(C) or (D) of the proviso thereof (other than any such actions taken pursuant to such clause (C) with respect to any bona fide written Acquisition Proposal (received after the date hereof that was not solicited by the Company after the date hereof) taken during the ten calendar day period following receipt of such Acquisition Proposal by the Company if, and only if, the Company receives such Acquisition Proposal during the Initial 15 Day Period). For purposes of this Agreement, the "Initial 15 Day Period" shall mean the 15 calendar day period commencing with the first calendar day after which this Agreement shall have been filed by Keystone or the Company with the SEC as an exhibit to a Current Report on Form 8-K under the Exchange Act.

          8.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any intentional breach of any covenant of such party set forth in this Agreement (in any such case in which Keystone is not the breaching party, to the extent any such liability or damages exceed any Termination Fee which may have been paid to Keystone pursuant to Section 8.5(b)); and, provided, further, that if such termination arises pursuant to
Section 8.3(b) or clause (ii) of Section 8.4 as a result of a breach of a representation and warranty made by the other party (other than a breach caused solely as a result of an event or circumstance occurring or arising subsequent to the date of the execution and delivery of this Agreement), such other party shall pay to the non-breaching party promptly, but in no event later than two days after the date of such termination, a fee equal to two hundred fifty thousand dollars ($250,000).

               (b) In the event that (i) after the date hereof a bona fide Acquisition Proposal with respect to the Company or any Subsidiary of the Company that was not solicited by the Company after the date hereof shall have been made to the Company or any of its Subsidiaries by any Person and made known to shareholders generally or has been made directly to shareholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal with respect to the Company or any Subsidiary of the Company and such Acquisition Proposal or announced intention shall not have been withdrawn prior to the Shareholders Meeting and thereafter this Agreement is terminated by either Keystone or the Company pursuant to Section 8.2(ii) as a result of the failure of the Company's shareholders to approve the Merger at the meeting referred to herein and within nine months after such termination the Company shall have entered into an agreement to consummate a transaction with such Person that would constitute an Acquisition Proposal if it were the subject of a proposal, or (ii) this Agreement is terminated (x) by the Company pursuant to Section 8.3(a) or (y) by Keystone pursuant to Section 8.4(i), (ii) (solely with respect to a willful and intentional breach of Section 6.2) or (iii), then the Company shall promptly, but in no event later than two days after the date of such termination (except as otherwise provided in Section 8.3(a)) or, in the case of a termination pursuant to Section 8.2(ii), two days after the relevant agreement is entered into, pay Keystone a fee equal to $1.9 million (the "Termination Fee"), payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Keystone and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Keystone or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Keystone or Merger Sub its costs and expenses (including attorneys, fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Mellon Bank, N.A. in effect on the date such payment was required to be made. Solely for purposes of Section 8.5(b)(i), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.2(a) except that references to "15%" in the definition of "Acquisition Proposal" in Section 6.2(a) shall be deemed to be references to 35%.


                                   ARTICLE IX

                           Miscellaneous and General

          9.1 Survival. This Article IX (other than Sections 9.2 and 9.4) and the agreements of the Company, Keystone and Merger Sub contained in Sections 6.7(b) (Affiliates), 6.10 (Benefits), 6.11 (Expenses), 6.12 (Indemnification; Directors' and Officers' Insurance) and 6.16 (Tax Status) shall survive the consummation of the Merger. This Article IX (other than Section 9.2, Section 9.3, and Section 9.14) and the agreements of the Company, Keystone and Merger Sub contained in Section 6.11 (Expenses), Section 6.15 (Confidentiality) and
Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

          9.2 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

          9.3 Waiver of Conditions. (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          9.5 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, AND THE MERGER SHALL BE

GOVERNED BY AND IN ACCORDANCE WITH THE DGCL, TO THE EXTENT APPLICABLE. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America or the Court of Chancery located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

               (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT,

OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

          9.6 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

          If to Keystone or Merger Sub:

          Keystone Automotive Industries, Inc.
          700 East Bonita Avenue
          Pomona, California 91767
          Attn:  James C. Lockwood, Esq.
          Fax:  (909) 624-9136

          with copies to:

          Manatt, Phelps & Phillips, LLP
          11355 W. Olympic Boulevard
          Los Angeles, California 90064
          Attn:  Paul Irving, Esq.
          Fax:  (310) 312-4224

          If to the Company:

          Republic Automotive Parts, Inc.
          500 Wilson Pike Circle
          Suite 115
          P.O. Box 2088
          Brentwood, Tennessee 37024
          Attn:  Keith M. Thompson

          Fax: (615) 373-1629



          with copies to:

          Patterson, Belknap, Webb & Tyler, LLP
          1133 Avenue of the Americas
          New York, NY  10036-6701
          Attn:  Jeffrey E. LaGueux, Esq.
          Fax:  (212) 336-2222

          and

          Berner & Berner, P.C.
          515 Madison Avenue
          20th Floor
          New York, New York 10022
          Attn: Richard O. Berner, Esq.
          Fax: (212) 735-0638
or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          9.7 Entire Agreement. This Agreement (including any exhibits hereto), the Stock Option Agreement, the Confidentiality Agreement, the Company Disclosure Letter and the Keystone Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE STOCK OPTION AGREEMENT, NEITHER KEYSTONE AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

          9.8 No Third Party Beneficiaries. Except as provided in Sections 6.7(b) (Affiliates), 6.12 (Indemnification; Directors, and Officers, Insurance) and 6.16 (Tax Status), this

Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          9.9 Obligations of Keystone and of the Company. Whenever this Agreement requires a Subsidiary of Keystone to take any action, such requirement shall be deemed to include an undertaking on the part of Keystone to cause such Subsidiary to take such action. whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

          9.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          9.11 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

           9.12 Assignment. This Agreement shall not be assignable by operation of law or otherwise.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                         KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                         By:  _______________________________________
                              Name:   Charles J. Hogarty
                              Title:  Chief Executive Officer



                         KAI MERGER, INC.


                         By:  _______________________________________
                              Name:   Charles J. Hogarty
                              Title:  Chief Executive Officer


                         REPUBLIC AUTOMOTIVE PARTS, INC.


                         By:  _______________________________________
                              Name:   Donald B. Hauk
                              Title:  Executive Vice President and Chief
                                      Financial Officer

                             STOCK OPTION AGREEMENT
                             ----------------------

                                                                       EXHIBIT A

          STOCK OPTION AGREEMENT, dated as of the ____ day of February, 1998 (this "Agreement"), between Republic Automotive Parts, Inc., a Delaware corporation ("Issuer"), and Keystone Automotive Industries, Inc., a California corporation ("Grantee").

                                    RECITALS

          (a) The Merger Agreement. Prior to the entry into this Agreement and prior to the grant of the Option (as defined in Section 1(a)), Grantee, KAI Merger, Inc., a wholly-owned subsidiary of Grantee ("Merger Sub"), and Issuer have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Grantee and Issuer intend to effect a merger of Merger Sub with and into Issuer (the "Merger").

          (b) The Option Agreement. As an inducement and condition to Grantee's and Merger Sub's willingness to enter into the Merger Agreement, and in consideration thereof, the board of directors of Issuer has approved the grant to Grantee of the Option pursuant to this Agreement; provided, that such grant was expressly conditioned upon, and made of no effect until after, execution and delivery by Issuer, Grantee and Merger Sub of the Merger Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1.   The Option.   (a)  Issuer hereby grants tp Grantee an unconditional,
irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 676,961 fully paid and nonassessable shares of common stock, having a par value of $0.50 per share ("Common Stock"), of Issuer at a price per share in cash equal to $17.00 (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the shares of Common Stock issued and outstanding at the time of exercise (without giving effect to the shares of Common Stock issued or issuable under the Option) (the "Maximum Applicable Percentage"). The number of shares of Common Stock purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth herein.

          (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement and prior to the exercise in full of the Option (other than pursuant to this Agreement), the aggregate number of shares of Common Stock purchasable upon exercise of the Option (inclusive of shares, if any, previously purchased upon exercise of the Option) shall automatically be increased (without any further action on the part of Issuer or Grantee being necessary) so that, after such issuance, it equals the Maximum Applicable Percentage. Any such increase shall not affect the Option Price.

     2. Exercise; Closing. (a) Conditions to Exercise; Termination. Grantee or any other person that shall become a holder of all or a part of the Option in accordance with the terms of this Agreement (each such person being referred to herein as the "Holder") may exercise the Option, in whole or in part, by delivering a written notice thereof as provided in Section 2(d) within 90 days of the occurrence of a Triggering Event (as defined in Section 2(b)), unless prior to such Triggering Event, the Effective Time (as defined in the Merger Agreement) shall have occurred. The Option shall terminate upon either
(i) the occurrence of the Effective Time, or (ii) the close of business Nashville, Tennessee time on the earlier of (x) the day 90 days after the date that Grantee becomes entitled to receive the Termination Fee (as defined in the Merger Agreement); and (y) the date that Grantee is no longer potentially entitled to receive the Termination Fee, in each case under Section 8.5(b) of the Merger Agreement (each an "Exercise Termination Event").

          (b) Triggering Event. A "Triggering Event" shall have occurred if the Merger Agreement is terminated and Grantee then or thereafter becomes entitled to receive the Termination Fee pursuant to Section 8.5(b) of the Merger Agreement.

          (c) Notice of Trigger Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

          (d) Notice of Exercise by Grantee. If a Holder shall be entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is referred to herein as the "Notice Date") specifying (i) the total number of shares that the Holder will purchase pursuant to such exercise, and (ii) a date (a "Closing Date") not earlier than three business days, nor later than 60 business days from the Notice Date for the closing of such purchase (a "Closing"); provided, that if a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Holder or Issuer, as required, promptly after the giving and receipt of such notice shall file the required notice and shall request early termination of the required waiting period, and the period of time following the Notice Date referred to in clause (ii) shall commence on the date on which the Holder furnishes to Issuer a supplemental written notice setting forth the Closing Date, which notice shall be furnished as promptly as practicable after all required waiting periods shall have expired or been terminated. Each of the Holder and the Issuer agrees to use all reasonable efforts to cooperate with and provide information to Issuer or Holder, as the case may be, for the purpose of any required notice. The Closing shall take place at the principal business office of the Issuer.

          (e) Payment of Purchase Price. At each Closing, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option, in whole or in part.

          (f) Delivery of Common Stock. At such Closing, simultaneously with the payment of the purchase price by the Holder, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall be exercised in part only, a new Option evidencing the rights of the Holder to purchase the balance (as adjusted pursuant to Section 1(b)) of the shares then purchasable hereunder.

          (g) Restrictive Legend. Certificates for Common Stock delivered at a Closing may be endorsed with a restrictive legend that shall read substantially as follows:

          "The shares represented by the certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred unless they are subsequently registered or an exemption from such registration requirement is available The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer, a copy of which agreement is on file at the principal office of Issuer. A copy of the aforementioned agreement will be mailed to the holder hereof without charge promptly after receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, in each case to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) both are satisfied. In addition, such certificates shall bear any other legend as may be required by applicable law.

          (h) Ownership of Record; Tender of Purchase Price; Expenses. Upon the giving by the Holder to Issuer of a written notice of exercise referred to in
Section 2(d) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not have been delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees:

          (a) Shares Reserved for Issuance. To maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be fully exercised without additional authorization after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Issuer, or to issue the appropriate number of shares of Common Stock pursuant to the terms of this Agreement;

          (b) No Avoidance. Not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Issuer; and

          (c) Further Assurances. Promptly after the date hereof to take all actions as may from time to time be required (including (i) complying with all applicable premerger notification, reporting and waiting period requirements under the HSR Act and (ii) in the event that prior approval of or notice to any other regulatory authority is necessary under any applicable federal, state or local law before the Option may be exercised, cooperating in good faith with the Holder in preparing and processing the required applications or notices) in order to permit each Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise and to take all action necessary to protect the rights of the Holder against dilution.

     4. Representations and Warranties of Issuer. Issuer hereby makes each of the representations and warranties contained in Sections 5.1(b)(ii), 5.2(a) and 5.2(b) of the Merger Agreement as they relate to this Agreement as if such representations and warranties were set forth herein. Issuer hereby further represents and warrants to Grantee that all shares of Common Stock, upon issuance pursuant to the Option, will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement and the Securities Act) and not subject to any preemptive rights.

     5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Grantee and constitutes a valid and binding agreement of Grantee enforceable against Grantee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles.

     6. Exchange; Replacement. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable at such time hereunder, subject to corresponding adjustments in the number of shares of Common Stock purchasable upon exercise so that the aggregate number of such shares under all Stock Option Agreements issued in respect of this Agreement shall not exceed the Maximum Applicable Percentage. Unless the context shall require otherwise, the terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon (i) receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Agreement, (ii) receipt by Issuer of reasonably satisfactory indemnification from the Holder in the case of loss, theft or destruction and (iii) surrender and cancellation of this Agreement in the case of mutilation, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any person other than the holder of the new Agreement.

     7. Adjustments. In addition to the adjustment to the total number of shares of Common Stock purchasable upon exercise of the Option pursuant to
Section 1(b), the total number of shares of Common Stock purchasable upon the exercise hereof and the Option Price shall be subject to adjustment from time to time as follows:

          (a) In the event of any change in the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise of the Option shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) any Holder shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that such Holder would have received in respect of the shares of Common Stock purchasable upon exercise of the Option if the Option had been exercised and such shares of Common Stock had been issued to such Holder immediately prior to such event or the record date therefor, as applicable; and (ii) in the event any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock purchasable upon exercise of the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), the number of shares so purchasable equals the Maximum Applicable Percentage of the number of shares of Common Stock issued and outstanding immediately after the consummation of such change; and

          (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 7, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of shares of Common Stock purchasable upon exercise hereof immediately prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock purchasable upon exercise hereof immediately after the adjustment.

     8. Registration. (a) Upon the occurrence of a Triggering Event prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered in the written notice of exercise of the Option provided for in Section 2(d), as promptly as practicable prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 8 for a period of time (not in excess of 30 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for 270 days from the day such registration statement first becomes effective or until such earlier date as all shares registered shall have been sold by Grantee. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Issuer in respect of representations, warranties, indemnities, contribution and other agreements customarily made by issuers in such underwriting agreements.

          (b) In the event that Grantee so requests, the closing of the sale or other disposition of the Common Stock or other securities pursuant to a registration statement filed pursuant to Section 8(a) shall occur substantially simultaneously with the exercise of the Option.

     9. Repurchase of Option and/or Shares. (a) Repurchase; Repurchase Price. Upon the occurrence of a Triggering Event prior to an Exercise Termination Event, (i) at the request of a Holder, delivered in writing within 180 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), but in any event prior to the termination of the Option held by the Holder pursuant to
Section 2(a), Issuer shall repurchase the Option from the Holder, in whole or in part, at a price (the "Option Repurchase Price") equal to the number of shares of Common Stock then purchasable upon exercise of the Option (or such lesser number of shares as may be designated in the Repurchase Notice (as defined below)) multiplied by the amount by which the market/offer price (as defined below) exceeds the Option Price and (ii) at the request of a Holder or any person who has been a

Holder (for purposes of this Section only, each such person being referred to as a "Holder"), delivered in writing within 180 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), but in any event prior to the termination of the Option held by the Holder pursuant to Section 2(a), Issuer shall repurchase such number of Option Shares from such Holder as such Holder shall designate in the Repurchase Notice at a price (the "Option Shares Repurchase Price") equal to the number of shares designated multiplied by the market/offer price. The term "market/offer price" shall mean the highest of (x) the price per share of Common Stock at which a tender or exchange offer for Common Stock has been made, (y) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer and (z) the highest closing price for shares of Common Stock on the NASDAQ National Market (or, if the Common Stock is not then listed on the National Market, any national securities exchange or automated quotation system on which the Common Stock is then listed or quoted) in each case within the six-month period immediately preceding the delivery of the Repurchase Notice. In the event that a tender or exchange offer is made for the Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined in good faith by a nationally recognized investment banking firm selected by Issuer.

          (b) Method of Repurchase. A Holder may exercise its right to require Issuer to repurchase the Option, in whole or in part, and/or any Option Shares then owned by such Holder pursuant to this Section 9 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder elects to require Issuer to repurchase the Option and/or such Option Shares in accordance with the provisions of this Section 9 (each such notice, a "Repurchase Notice"). Within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of the Repurchase Notice relating thereto, Issuer shall deliver or cause to be delivered to the Holder the applicable Option Repurchase Price and/or the Option Share Repurchase Price or, in either case, the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering. In the event that the Repurchase Notice shall request the repurchase of the Option in part, Issuer shall deliver with the Option Repurchase Price a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of shares of Common Stock represented by that portion of the Option then being repurchased.

          (c) Effect of Statutory or Regulatory Restraints on Repurchase. To the extent that, upon or following the delivery of a Repurchase Notice, Issuer is prohibited under applicable law from repurchasing the Option (or portion thereof) and/or any Option Shares subject to such Repurchase Notice, Issuer shall immediately so notify the Holder in writing and thereafter deliver or cause to be delivered, from time to time, to the Holder the portion of the Option Repurchase Price and the Option Share Repurchase Price that Issuer is no longer prohibited from delivering, within five business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of such
--------
prohibition, the Holder may, within five days of receipt of such notification from Issuer, revoke in writing its Repurchase Notice, whether in whole or to the extent, of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and
(ii) deliver to the Holder, as appropriate, (A) with respect to the Option, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to which the Option Repurchase Price has theretofore been delivered to the Holder, and/or (B) with respect to Option Shares, a certificate for the Option Shares as to which the Option Share Repurchase Price has not theretofore been delivered to the Holder. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, the Holder may exercise the Option for 90 days after a notice of revocation has been issued pursuant to this
Section 9(c).

          (d) Acquisition Transactions. In addition to any other restrictions or covenants, Issuer hereby agrees that, in the event that a Holder delivers a Repurchase Notice, it shall not enter or agree to enter into any Acquisition Transaction unless the other party or parties thereto agree to assume in writing Issuer's obligations under Section 9(a) and, notwithstanding any notice of revocation delivered pursuant to the proviso to Section 9(c), a Holder may require such other party or parties to perform Issuer's obligations under
Section 9(a) unless such party or parties are prohibited by law or regulation from such performance, in which case such party or parties shall be subject to the obligations of the Issuer under Section 9(c).

     10. Extension of Exercise Periods. The 180-day PERIOD for exercise of certain rights under SECTION 9 shall be extended in each such case at the request of the Holder to the extent necessary to avoid liability by the Holder under Section 16(b) of the Exchange Act by reason of such exercise.

     11. Assignment. Neither party hereto may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party except that, in the event that a Triggering Event shall have occurred, Grantee may assign the Option, in whole or in part. Any attempted assignment in contravention of the preceding sentence shall be null and void.

     12. Filings; Other Actions. Each of Grantee and Issuer will use its reasonable best efforts, subject to the provisions of applicable law, to make all filings with, and to take all other action necessary for the consummation of the transactions contemplated by this Agreement.

     13. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be specifically enforceable through injunctive or other equitable relief.

     14. Severability; Etc. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 9, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Sections 1(b) and 7 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     15. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and shall be deemed given (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, in each case at the respective addresses of the parties set forth in the Merger Agreement.

     16. Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware, without regard to the conflict of law principles thereof.

     17. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     18. Entire Agreement, Etc. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     19. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) plus any Termination Fee paid to Grantee pursuant to Section 8.5(b) of the Merger Agreement exceed in the aggregate $3.0 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the

Issuer for cancellation Option Shares previously purchased by Grantee,
(iii) pay cash to the Issuer, or (iv) any combination thereof, so that Grantee's realized Total Profit, when aggregated with such Termination Fee so paid to Grantee shall not exceed $3.0 million after taking into account the foregoing actions.

          (b) Notwithstanding any other provision of this Agreement, IF THE OPTION IS ASSIGNED IN NO EVENT SHALL THE TOTAL PROFIT REALIZED BY ALL HOLDERS EXCEED IN THE AGGREGATE $1.1 MILLION AND, IF IT OTHERWISE WOULD EXCEED SUCH AMOUNT, THE AFFECTED HOLDER OR HOLDERS, AT ITS OR THEIR SOLE DISCRETION, SHALL EITHER (I) REDUCE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THIS OPTION,
(II) DELIVER TO THE ISSUER FOR CANCELLATION OPTION SHARES PREVIOUSLY PURCHASED BY SUCH HOLDER OR HOLDERS, (III) PAY CASH TO THE ISSUER, OR (IV) ANY COMBINATION THEREOF SO THAT THE TOTAL PROFIT REALIZED BY ALL HOLDERS SHALL NOT EXCEED $1.1 MILLION AFTER TAKING INTO ACCOUNT THE FOREGOING ACTIONS.

          (C) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with any Termination Fee theretofore paid to Grantee would exceed $3.0 million; provided, HOWEVER, THAT IF THE OPTION IS ASSIGNED THE MAXIMUM NOTIONAL TOTAL
--------
PROFIT SHALL BE $1.1 MILLION. NOTHING IN THE PRECEDING sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

          (D) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the AMOUNTS received by Grantee (OF ALL HOLDERS IF THE OPTION IS ASSIGNED) pursuant to Issuer's repurchase of the Option (or any portion thereof) or any Option Shares pursuant to Section 9, less, in the case of any repurchase of Option Shares, (y) the Grantee's purchase price for such Option Shares, as the case may be, (ii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, and (iii) the amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party.

          (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee (OF ANY OTHER HOLDER IF THE OPTION IS ASSIGNED) may propose to exercise this Option shall be the Total Profit determined as of the date of such proposal assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by ALL HOLDERS as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     20. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                         KEYSTONE AUTOMOTIVE INDUSTRIES, INC.



                         By:  ________________________________________
                              Name:
                              Title:


                         REPUBLIC AUTOMOTIVE PARTS, INC.



                         By:  ________________________________________
                              Name:
                              Title:

                              AFFILIATE AGREEMENT
                                                        EXHIBIT B

     THIS AFFILIATE AGREEMENT is made and effective as of February ___, 1998, by and among KEYSTONE AUTOMOTIVE INDUSTRIES, INC., a California corporation ("Keystone"), REPUBLIC AUTOMOTIVE PARTS, INC., a Delaware corporation ("Republic"), and William F. Ballhaus, Edgar R. Berner, Richard O. Berner, Nicholas A. Fedoruk, Oliver R. Grace, Jr., Donald B. Hauk, Leroy M. Parker, Douglas R. Stern, Keith M. Thompson, Douglas G. Goetsch, Thomas J. Rutkowski and Anthony R. Dainora, (collectively, the "Shareholders" and individually, a "Shareholder").

     A. Republic and the Shareholders desire that Keystone, KAI Merger, Inc., a wholly owned subsidiary of Keystone (the "Subsidiary"), and Republic enter into that certain Agreement and Plan of Merger (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which, among other things,
(i) the Subsidiary will be merged with and into Republic (the "Merger") and (ii) all shares of the capital stock of Republic issued and outstanding immediately prior to the Merger will be converted into the right to receive shares of the Common Stock of Keystone.

     B. Republic and the Shareholders are entering into this Agreement (i) as a material inducement to Keystone to enter into, and to cause the Subsidiary to enter into, the Merger Agreement and (ii) to provide Keystone with a reasonable basis for its belief, as it relates to Republic, that the merger transaction may be accounted for as a pooling-of-interests.

     C. The Shareholders are affiliates of Republic as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

     1.   Representations and Warranties.  Each Shareholder hereby represents
          ------------------------------
and warrants to Keystone as follows:

          (a) The Shareholder is the holder of record, and has the sole power to vote, or to direct the voting of, and to dispose of, or to direct the disposition of, that number of shares of the Common Stock of Republic set forth below such Shareholder's name on the signature page hereof. Except for such shares, and any stock options and performance shares held by the Shareholder pursuant to Stock Plans (as that term is defined in the Merger Agreement), the Shareholder has no right, title or interest of any kind whatsoever in any shares of the capital stock or other securities of Republic. Since January 31, 1996, the Shareholder has not engaged in the sale, exchange, transfer, redemption, reduction in any way of his risk of ownership, short sale or other disposition, directly or indirectly, of any interest in any shares of the capital stock or other securities of Republic in contemplation of the Merger Agreement or the transactions contemplated thereby.

          (b) All shares of the capital stock of Republic held by the Shareholder are free and clear of all (i) liens, claims, charges, encumbrances, security interests, equities, restrictions on transfer or any other defects in title of any kind or description whatsoever and (ii) preemptive rights, options, proxies, voting trusts or other agreements, understandings or arrangements regarding the voting or the disposition of such shares, except for any such encumbrances or proxies arising hereunder or under the Securities Act of 1933, as amended (the "Securities Act").

          (c) The Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement without obtaining the approval or consent of any person, and this Agreement is the legal, valid and binding obligation of the Shareholder and is enforceable against the Shareholder in accordance with its terms.

          (d) Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby (i) will, to the knowledge of the Shareholder, result in a violation of, constitute a default under, conflict with or require any consent, approval or notice under, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind, or any judgment, order, decree, statute, law, rule or regulation, to which the Shareholder is a party or by which the Shareholder is bound or (ii) will, to the knowledge of the Shareholder, result in the creation or imposition of any lien, claim, charge, security interest, encumbrance or restriction on any shares of the capital stock of Republic. If the Shareholder is married and any shares of the capital stock of Republic held by the Shareholder constitute community property, this Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms.

          (e) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement based upon arrangements made by or on behalf of the Shareholder.

          (f) The Shareholder understands and acknowledges that Keystone is entering into, and is causing the Subsidiary to enter into, the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

     2.   Voting of Republic Shares.  Each Shareholder hereby covenants and
          -------------------------
agrees as follows:

          (a) At any meeting of shareholders of Republic called to vote upon the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, or at any adjournment thereof, or in any other circumstances in which a vote, consent or other approval with respect to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) all shares of the capital stock of Republic as to which he has the sole or shared voting power, as of the record date established to determine the persons who have the right to vote at such meeting or to grant such vote, consent or approval, in favor of the Merger, the execution and delivery by Republic of the Merger Agreement and the approval of the terms of the Merger Agreement, the Merger and each other transaction contemplated by the Merger Agreement.

          (b) At any meeting of shareholders of Republic, or at any adjournment thereof, or in any other circumstances in which the vote, consent or other approval of shareholders of Republic is sought, the Shareholder shall vote (or cause to be voted) all shares of the capital stock of Republic as to which he has the sole or shared voting power as of the record date established to determine the persons who have the right to vote at such meeting or to grant such vote, consent or the approval against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale or acquisition of any debt or equity security or of any assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Republic or (ii) any amendment of Republic's Articles of Incorporation or Bylaws or (iii) any other proposal or transaction involving Republic, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing matters set forth in clause (i), (ii) or (iii) above, a "Competing Transaction").

          (c) The Shareholder shall retain at all times the right to vote any shares of the capital stock of Republic, in his sole discretion, on all matters (other than those set forth in this Section 2) which are at any time or from time to time presented to the shareholders of Republic generally.

          (d) The Shareholder shall not, without the prior written consent of Keystone in each instance, take any action that would alter or affect in any way the right to vote any shares of the capital stock of Republic as to which the Shareholder has the sole or shared voting power, including, but not limited to,
(i) transferring (whether by sale, gift, pledge or otherwise), or consenting to the transfer of, any interest in any such shares, (ii) entering into any contract, option or other agreement or understanding with respect to the voting of such shares, (iii) granting any proxy, power of attorney or other authorization in or with respect to the voting of such shares or (iv) depositing such shares into a voting trust or entering into a voting agreement or arrangement with respect thereto.

     3.   Recommendations to Shareholders.  Unless the board of directors of
          -------------------------------
Republic determines in good faith after consultation with outside legal counsel that to do so would result in a failure to comply with its fiduciary duties under applicable law, each Shareholder, in his capacity as a director of Republic, (i) shall recommend to the shareholders of Republic that they approve the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement at the Republic Meeting or at any other meeting of the shareholders of Republic, or in any other circumstances in which the vote, consent or approval of shareholders of Republic is sought with respect thereto, and (ii) shall advise the shareholders of Republic to reject any Competing Transaction. The obligations of the Shareholder under this Section 3 shall cease at such time as Republic or Keystone shall have terminated the Merger Agreement pursuant to Sections 8.2 or 8.3 thereof.

     4.   Accounting Treatment.  Notwithstanding any other provision of this
          --------------------
Agreement to the contrary, a Shareholder shall not knowingly take any action which, either alone or together with any action by any other person, could reasonably be expected by such Shareholder to preclude Keystone from accounting for the business combination to be effected by the Merger as a pooling of interests, including, but not limited to, (i) selling, assigning, transferring or otherwise disposing of any shares of the capital stock or other securities of Republic prior to the Merger, (ii) selling, assigning, transferring or otherwise disposing of any interest in any shares of the Common Stock of Keystone to be received by such Shareholder in the Merger or (iii) taking any other action which, either alone or together with any other action by any other person, could in any way reduce such Shareholder's risk of ownership or investment in any shares of the capital stock of Republic prior to the Merger or of Keystone received by such Shareholder in the Merger; provided, however,
                                                           --------
that the foregoing restrictions on the shares of Keystone received in the Merger shall terminate upon the earlier of (i) the date of Keystone's publication of financial results covering a period of at least thirty (30) days of combined operations of Keystone and Republic following the Effective Time (as defined in the Merger Agreement) and (ii) the date that the merger fails to qualify for pooling of interest accounting treatment for any reason other than a material breach of this Section 4 by such Shareholder.

     5.   Competing Transactions.  Each Shareholder shall refrain, and shall use
          ----------------------
its reasonable best efforts to cause any investment banker, attorney or other adviser or representative of the Shareholder or Republic to refrain, directly or indirectly, from (i) soliciting, initiating or encouraging the submission of any Competing Transaction or (ii) participating in any discussions or negotiations regarding, or furnishing to any person any information with respect to, or taking any other action to facilitate any inquiries or the making of any Competing Transaction, except to the extent that the Shareholder undertakes such activities in his capacity as an officer or director of Republic in accordance with the provisions of Section 6.2 of the Merger Agreement.

     6.   Exchange of Stock.  Upon the satisfaction or waiver of the conditions
          -----------------
to the obligation of Republic to consummate the Merger, which conditions are set forth in Article VII of the Merger Agreement, each Shareholder shall exchange all shares of the capital stock of Republic held by him for the consideration provided in the Merger Agreement.

     7.   Restrictions on Disposition of Keystone Shares.
          ----------------------------------------------

          (a) Each Shareholder acknowledges that he has been advised that (i) the Merger constitutes a transaction covered by Rule 145 promulgated under the Securities Act, (ii) prior to the Merger such Shareholder may be deemed to be an "affiliate" of Republic within the meaning of Rule 145 and (iii) the transfer of any shares of the Common Stock of Keystone held by such Shareholder, whether received by him in the Merger or otherwise, may be restricted in accordance with the provisions of Rule 145.

          (b) A Shareholder shall not sell, transfer, pledge, hypothecate or otherwise dispose of any interest in any shares of the capital stock or other securities of Keystone, including, but not limited to, any shares of Common Stock received in the Merger or any securities which may be issued as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor, unless (i) such sale, transfer or disposition is effected pursuant to an effective registration statement under, and in compliance with, the Securities Act or (ii) such Shareholder shall deliver to Keystone an opinion of legal counsel, which opinion shall be in form or substance reasonably satisfactory to Keystone, to the effect that such sale, transfer or disposition is exempt from the registration requirements of the Securities Act pursuant to the provisions of Rule 145 or another applicable exemption; provided, however, that the Shareholder may make bona fide gifts
           --------
or distributions without consideration of such securities so long as the recipients thereof agree not to sell, transfer or otherwise dispose of such securities except as provided herein.

          (c) Each Shareholder has consulted such legal counsel and financial advisors as he has deemed appropriate, in his sole discretion, with respect to his obligations under this Section 7.

     8.   Legend.
          ------

          (a) Each Shareholder shall stamp, print or type, or shall cause to be stamped, printed or typed, the following legend on the face of any certificate evidencing shares of the Common Stock or other securities of Republic held by such Shareholder or of Keystone received in the Merger:

               "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO AN AFFILIATE AGREEMENT DATED AS OF FEBRUARY ___, 1998, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

          (b) The foregoing legend shall be removed promptly after Keystone's publication of financial results covering a period of at least thirty (30) days of combined operations of Keystone and Republic following the Effective Time and replaced with a legend reasonably acceptable to counsel for Keystone and counsel for the Shareholders referring to restrictions under Rule 145. Such Rule 145 legend shall be removed upon receipt of a legal opinion from counsel to the Shareholder, reasonably acceptable in form and substance to Keystone, to the effect that such Rule 145 legend is no longer required.

     9.   Stop Transfer Orders.
          --------------------

          (a) Republic shall not register the transfer of any certificate representing any shares of the capital stock or other securities of Republic now held or hereafter acquired by any Shareholder, unless such transfer is made pursuant to the Merger Agreement.

          (b) Keystone shall not register the transfer of any certificate representing any shares of the Common Stock of Keystone received by a Shareholder in the Merger, except as expressly permitted by this Agreement.

     10.  Termination.  All rights and obligations of the parties under this
          -----------
Agreement shall terminate upon the date upon which the Merger Agreement is terminated in accordance with Article VIII thereof.

     11.  Successors and Assigns.  Neither this Agreement nor any of the rights
          ----------------------
or duties hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of each other party affected by such assignment. Any assignment in violation of the foregoing shall be void. This Agreement and the obligations of a

Shareholder hereunder shall attach to all shares of the capital stock of Republic now held or hereafter acquired by such Shareholder and shall inure to the benefit of and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass by operation of law including, but not limited to, the Shareholder's permitted heirs, representatives or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Republic, or the acquisition of any interest in additional shares of the capital stock of Republic by any Shareholder, the number of shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any interest in any additional shares of the capital stock of Republic issued to or acquired by such Shareholder.

     12.  Indemnification.
          ---------------

          (a) Each of the Shareholders, solely with respect to himself, with respect to Keystone on the one hand, and Keystone with respect to each of the Shareholders, on the other hand, shall indemnify the other and hold it harmless against and in respect of any and all payments, damages, demands, claims, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs) which arise or result from or are related to any material breach by such indemnifying party or material failure by such indemnifying party to perform any of its representations, warranties, commitments, obligations, covenants or conditions hereunder; provided, however,
                                                             --------
that no party shall be entitled to seek indemnification from any other party pursuant to this Section 12 unless the party from whom indemnification is sought is given written notice of the existence of a claim for indemnification within six months of the Effective Time of the Merger. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of the indemnified party nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by the indemnified party.

          (b) The party indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") of the existence of any claim, demand or other matter involving liabilities to third parties to which the Indemnitor's indemnification obligations would apply and shall give the Indemnitor a reasonable opportunity to defend the same at its own expense and with counsel of its own selection (who shall be approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed); provided,
                                                               --------
however, that the Indemnitee at all times also shall have the right to fully participate in the defense at its own expense. If the Indemnitor within a reasonable time after such notice fails to defend such claim, or fails to adequately pursue such defense once commenced, the Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account and at the risk and expense of the Indemnitor. Except as provided in the preceding sentence, the Indemnitee shall not compromise or settle the claim or other matter without the prior written consent of the Indemnitor in each instance. If the claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnitee shall make available all information and assistance that the Indemnitor reasonably may request; provided,
                                                                       --------
however, that any associated expenses shall be paid by the Indemnitor.

     13.  Survival of Representations, Warranties and Agreements.  All
          ------------------------------------------------------
representations, warranties and agreements made by the parties hereto in this Agreement (including, but not limited to, statements contained in any schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the date hereof and any investigations, inspections, examinations or audits made by or on behalf of any party.

     14.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     15.  Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after having been placed in the mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified on the signature page hereof and the appropriate answer back or telephonic confirmation is received. Any party may change the address to which such notices are to be addressed by giving the other parties notice in the manner herein set forth.

     16.  Governing Law.  The validity, construction and interpretation of this
          -------------
Agreement shall be governed in all respects by the laws of the State of Delaware applicable to contracts made and to be performed wholly within that State.

     17.  Headings.  Section and subsection headings are not to be considered
          --------
part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

     18.  Third Parties.  Nothing in this Agreement, expressed or implied, is
          -------------
intended to confer upon any person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

     19.  Injunctive Relief.  Republic and the Shareholders each hereby
          -----------------
acknowledge and agree that the obligations of the Shareholders hereunder are unique and Keystone would not have an adequate remedy at law for money damages in the event of the breach or threatened breach of any provision of this Agreement. Accordingly, Keystone shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages or being required to post any bond or undertaking in connection with any such action. This provision with respect to injunctive relief shall not diminish, however, the right of Keystone to any other relief or to claim and recover damages.

     20.  Counterparts.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     21.  Further Assurances.  Each party hereto shall, from time to time at and
          ------------------
after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party may reasonably request to carry out the purpose and intent of this Agreement.

     22.  Jurisdiction.
          ------------

          (a) Each party hereto irrevocably submits to the non-exclusive jurisdiction of any court of the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) Each party hereto agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to hereinabove brought in any such court shall be conclusive and binding upon such person and its successors and assigns and may be enforced in the courts of the State of Delaware (or any other courts to the jurisdiction of which such person is or may be subject) by a suit upon such judgment.

          (c) Each party hereto consents to process being served in any suit, action or proceeding of the nature referred to hereinabove by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the other set forth in Section 15. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such person in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such person.

     23.  Defined Terms.  Capitalized terms used and not otherwise defined in
          -------------
this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

     24.  Severable Provisions.  If any term, provision, covenant or restriction
          --------------------
herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.

     KEYSTONE:                KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                              By:
                                  ___________________________________________
                                  Charles J. Hogarty, Chief Executive Officer
                                  700 East Bonita Avenue
                                  Pomona, California 91767

     REPUBLIC:                REPUBLIC AUTOMOTIVE PARTS, INC.


                              By:
                                  ____________________________________________
                                  Keith M. Thompson, President
                                  500 Wilson Pike Circle, Suite 115
                                  Brentwood, Tennessee 37024

     SHAREHOLDERS:

                                  ____________________________________________
                                  William F. Ballhaus
                                  Number of shares:


                                  ____________________________________________
                                  Edgar R. Berner
                                  Number of shares:


                                  ___________________________________________
                                  Richard O. Berner
                                  Number of shares:


                                  ___________________________________________
                                  Nicholas A. Fedoruk
                                  Number of shares:


                                  ___________________________________________
                                  Oliver R. Grace, Jr.
                                  Number of shares:

                                  ___________________________________________
                                  Donald B. Hauk
                                  Number of shares:


                                  ___________________________________________
                                  Leroy M. Parker
                                  Number of shares:


                                  ___________________________________________
                                  Douglas R. Stern
                                  Number of shares:


                                  ___________________________________________
                                  Keith M. Thompson
                                  Number of shares:


                                  ___________________________________________
                                  Douglas G. Goetsch
                                  Number of shares:


                                  ___________________________________________
                                  Thomas J. Rutkowski
                                  Number of shares:


                                  ___________________________________________
                                  Anthony R. Dainora
                                  Number of shares:

                                SPOUSAL CONSENT

          I am the spouse of __________________, a Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.



                              ___________________________________________
                                              (Print Name)



                              ____________________________________________
                                              (Signature)

                              AFFILIATE AGREEMENT

                                                                       EXHIBIT C

     THIS AFFILIATE AGREEMENT is made and effective as of February ____, 1998, by and among KEYSTONE AUTOMOTIVE INDUSTRIES, INC., a California corporation ("Keystone"), REPUBLIC AUTOMOTIVE PARTS, INC., a Delaware corporation ("Republic"), and Ronald G. Brown, Charles J. Hogarty, Al A. Ronco, Kim D. Wood, John M. Palumbo, Christopher Northup, James C. Lockwood, Timothy C. McQuay, George E. Seebart and Leon Schigiel (collectively, the "Shareholders" and individually, a "Shareholder").

     A. Keystone and the Shareholders desire that Keystone, KAI Merger, Inc., a wholly owned subsidiary of Keystone (the "Subsidiary"), and Republic enter into that certain Agreement and Plan of Merger (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which, among other things,
(i) the Subsidiary will be merged with and into Republic (the "Merger"), (ii) all shares of the capital stock of Republic issued and outstanding immediately prior to the Merger will be converted into the right to receive shares of the Common Stock of Keystone.

     B. Keystone and the Shareholders are entering into this Agreement as a material inducement to Republic to enter into the Merger Agreement.

     C. The Shareholders are affiliates of Keystone as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

     1.   Representations and Warranties.  Each Shareholder hereby represents
          ------------------------------
and warrants to Republic as follows:

          (a) The Shareholder is the holder of record, and has the sole power to vote, or to direct the voting of, and to dispose of, or to direct the disposition of, that number of shares of the Common Stock of Keystone set forth below such Shareholder's name on the signature page hereof. Except for such shares, and any stock options held by the Shareholder pursuant to Keystone's 1996 Employee Stock Incentive Plan, as amended, the Shareholder has no right, title or interest of any kind whatsoever in any shares of the capital stock or other securities of Keystone.

          (b) All shares of the capital stock of Keystone held by the Shareholder are free and clear of all (i) liens, claims, charges, encumbrances, security interests, equities, restrictions on transfer or any other defects in title of any kind or description whatsoever and (ii) preemptive rights, options, proxies, voting trusts or other agreements, understandings or arrangements regarding the voting or the disposition of such shares, except for any such encumbrances arising hereunder or under the Securities Act of 1933, as amended (the "Securities Act").

          (c) The Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement without obtaining the approval or consent of any person, and this Agreement is the legal, valid and binding obligation of the Shareholder and is enforceable against the Shareholder in accordance with its terms.

          (d) Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby (i) will, to the knowledge of the Shareholder, result in a violation of, constitute a default under, conflict with or require any consent, approval or notice under, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind, or any judgment, order, decree, statute, law, rule or regulation, to which the Shareholder is a party or by which the Shareholder is bound or (ii) will, to the knowledge of the Shareholder, result in the creation or imposition of any lien, claim, charge, security interest, encumbrance or restriction on any shares of the capital stock of Keystone. If the Shareholder is married and any shares of the capital stock of Keystone held by the Shareholder constitute community property, this Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms.

          (e) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement based upon arrangements made by or on behalf of the Shareholder.

          (f) The Shareholder understands and acknowledges that Republic is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

     2.   Voting of Republic Shares.  Each Shareholder hereby covenants and
          -------------------------
agrees as follows:

          (a) At any meeting of shareholders of Keystone called to vote upon the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, or at any adjournment thereof, or in any other circumstances in which a vote, consent or other approval with respect to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) all shares of the capital stock of Keystone as to which he has the sole or shared voting power, as of the record date established to determine the persons who have the right to vote at such meeting or to grant such vote, consent or approval, in favor of the Merger, the execution and delivery by Keystone of the Merger Agreement and the approval of the terms of the Merger Agreement, the Merger and each other transaction contemplated by the Merger Agreement.

          (b) At any meeting of shareholders of Keystone, or at any adjournment thereof, or in any other circumstances in which the vote, consent or other approval of shareholders of Keystone is sought, the Shareholder shall vote (or cause to be voted) all shares of the capital stock of Keystone as to which he has the sole or shared voting power as of the record date established to determine the persons who have the right to vote at such meeting or to grant such vote, consent or the approval against (i) any merger agreement or merger (other than the Merger Agreement and the

Merger), consolidation, combination, sale or acquisition of any debt or equity security or of any assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Keystone or (ii) any amendment of Keystone's Articles of Incorporation or Bylaws or (iii) any other proposal or transaction involving Keystone, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

          (c) The Shareholder shall retain at all times the right to vote any shares of the capital stock of Keystone owned of record by the Shareholder, in his sole discretion, on all matters (other than those set forth in this Section
2) which are at any time or from time to time presented to the shareholders of Keystone generally.

          (d) The Shareholder shall not, without the prior written consent of Republic in each instance, take any action that would alter or affect in any way the right to vote any shares of the capital stock of Keystone as to which the Shareholder has the sole or shared voting power, including, but not limited to,
(i) transferring (whether by sale, gift, pledge or otherwise), or consenting to the transfer of, any interest in any such shares, (ii) entering into any contract, option or other agreement or understanding with respect to the voting of such shares, (iii) granting any proxy, power of attorney or other authorization in or with respect to the voting of such shares or (iv) depositing such shares into a voting trust or entering into a voting agreement or arrangement with respect thereto. The provisions of this subsection shall not be applicable to Leon Schigiel with respect to 50% of his holdings of Keystone Common Stock.

     3.   Recommendations to Shareholders.  Unless (i) the board of directors of
          -------------------------------
Keystone determines in good faith after consultation with outside legal counsel that to do so would result in a failure to comply with it's fiduciary duties under applicable law, or (ii) the opinion of A. G. Edwards & Sons, Inc. referred to in Section 5.3(b) of the Merger Agreement shall have been withdrawn by that firm, each Shareholder, in his capacity as a director of Keystone, (i) shall recommend to the shareholders of Keystone that they approve the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement at the Keystone Meeting or at any other meeting of the shareholders of Keystone, or in any other circumstances in which the vote, consent or approval of shareholders of Keystone is sought with respect thereto.

     4.   Accounting Treatment.  Notwithstanding any other provision of this
          --------------------
Agreement to the contrary, a Shareholder shall not take any action which, either alone or together with any action by any other person, could preclude Keystone from accounting for the business combination to be effected by the Merger as a pooling of interests.

     5.   Termination.  All rights and obligations of the parties under this
          -----------
Agreement shall terminate upon the date upon which the Merger Agreement is terminated in accordance with Article VIII thereof.

     6.   Successors and Assigns.  Neither this Agreement nor any of the rights
          ----------------------
or duties hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of each other party affected by such assignment. Any assignment in violation of the foregoing shall be void. This Agreement and the obligations of a Shareholder hereunder shall attach to all shares of the capital stock of Keystone now held or hereafter acquired by such Shareholder and shall inure to the benefit of and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise, including, but not limited to, the Shareholder's permitted heirs, representatives, successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Keystone, or the acquisition of any interest in additional shares of the capital stock of Keystone by any Shareholder, the number of shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any interest in any additional shares of the capital stock of Keystone issued to or acquired by such Shareholder.

     7.   Indemnification.
          ---------------

          (a) Each of the Shareholders, solely with respect to himself with respect to Republic, on the one hand, and Republic with respect to each of the Shareholders, on the other hand, shall indemnify the other and hold it harmless against and in respect of any and all payments, damages, demands, claims, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs) which arise or result from or are related to any material breach by such indemnifying party or material failure by such indemnifying party to perform any of its representations, warranties, commitments, obligations, covenants or conditions hereunder; provided, however, that no party shall be entitled to seek indemnification from any other party pursuant to this Section 7 unless the party from whom indemnification is sought is given written notice of the existence of a claim for indemnification written six months of the Effective Time of the Merger. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of the indemnified party nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by the indemnified party.

          (b) The party indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") of the existence of any claim, demand or other matter involving liabilities to third parties to which the Indemnitor's indemnification obligations would apply and shall give the Indemnitor a reasonable opportunity to defend the same at its own expense and with counsel of its own selection (who shall be approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed); provided,
                                                               --------
however, that the Indemnitee at all times also shall have the right to fully participate in the defense at its own expense. If the Indemnitor within a reasonable time after such notice fails to defend such claim, or fails to adequately pursue such defense once commenced, the Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account and at the risk and expense of the Indemnitor. Except as provided in the preceding sentence, the Indemnitee shall not compromise or settle the claim or other matter without the prior written consent of the Indemnitor in each instance. If the claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnitee shall make available all information and assistance that the Indemnitor reasonably may request; provided,
                                                                       --------
however, that any associated expenses shall be paid by the Indemnitor.

     8.   Survival of Representations, Warranties and Agreements.  All
          ------------------------------------------------------
representations, warranties and agreements made by the parties hereto in this Agreement (including, but not limited to, statements contained in any schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the date hereof and any investigations, inspections, examinations or audits made by or on behalf of any party.

     9.   Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.  Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after having been placed in the mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified on the signature page hereof and the appropriate answer back or telephonic confirmation is received. Any party may change the address to which such notices are to be addressed by giving the other parties notice in the manner herein set forth.

     11.  Governing Law.  The validity, construction and interpretation of this
          -------------
Agreement shall be governed in all respects by the laws of the State of Delaware applicable to contracts made and to be performed wholly within that State.

     12.  Headings.  Section and subsection headings are not to be considered
          --------
part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

     13.  Third Parties.  Nothing in this Agreement, expressed or implied, is
          -------------
intended to confer upon any person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

     14.  Injunctive Relief.  Keystone and the Shareholders each hereby
          -----------------
acknowledge and agree that the obligations of the Shareholders hereunder are unique and Republic would not have an adequate remedy at law for money damages in the event of the breach or threatened breach of any provision of this Agreement. Accordingly, Republic shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages or being required to post any bond or undertaking in connection with any such action. This provision with respect to injunctive relief shall not diminish, however, the right of Republic to any other relief or to claim and recover damages.

     15.  Counterparts.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     16.  Further Assurances.  Each party hereto shall, from time to time at and
          ------------------
after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party may reasonably request to carry out the purpose and intent of this Agreement.

     17.  Jurisdiction.
          ------------

          (a) Each party hereto irrevocably submits to the non-exclusive jurisdiction of any court of the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) Each party hereto agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to hereinabove brought in any such court shall be conclusive and binding upon such person and its successors and assigns and may be enforced in the courts of the State of Delaware (or any other courts to the jurisdiction of which such person is or may be subject) by a suit upon such judgment.

          (c) Each party hereto consents to process being served in any suit, action or proceeding of the nature referred to hereinabove by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the other set forth in Section 15. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such person in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such person.

     18.  Defined Terms.  Capitalized terms used and not otherwise defined in
          -------------
this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

     19.  Severable Provisions.  If any term, provision, covenant or restriction
          --------------------
herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.

     KEYSTONE:                KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                              By
                                --------------------------------------------
                                    Charles J. Hogarty,
                                    Chief Executive Officer
                                    700 East Bonita Avenue
                                    Pomona, California 91767

     REPUBLIC:                REPUBLIC AUTOMOTIVE PARTS, INC.


                              By
                                --------------------------------------------
                                    Keith M. Thompson, President
                                    500 Wilson Pike Circle,
                                    Suite 115
                                    Brentwood, Tennessee 37024

     SHAREHOLDERS:


                              ----------------------------------------------
                              Ronald G. Brown

                              Number of shares:



                              ----------------------------------------------
                              Charles J. Hogarty

                              Number of shares:


                              ----------------------------------------------
                              Al A. Ronco

                              Number of shares:

                              ----------------------------------------------
                              Kim D. Wood

                              Number of shares:


                              ----------------------------------------------
                              John M. Palumbo

                              Number of shares:


                              ----------------------------------------------
                              Christopher Northup

                              Number of shares:


                              ----------------------------------------------
                              James C. Lockwood

                              Number of shares:


                              ----------------------------------------------
                              Timothy C. McQuay

                              Number of shares:


                              ----------------------------------------------
                              George E. Seebart

                              Number of shares:


                              ----------------------------------------------
                              Leon Schigiel

                              Number of shares:

                                SPOUSAL CONSENT

          I am the spouse of __________________, a Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.



                              ___________________________________________
               (Print Name)



                              ____________________________________________
               (Signature)